As filed with the Securities and Exchange Commission on December 9, 2005

File No. 333-125558

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTERAMERICAN ACQUISITION GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	6770	20-2828369
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2918 Fifth Avenue South, Suite 209
San Diego, California 92103
(619) 298-9883

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

William C. Morro, Chairman, Chief Executive Officer and Chief Financial Officer
InterAmerican Acquisition Group Inc.
2918 Fifth Avenue South, Suite 209
San Diego, California 92103
(619) 298-9883

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher S. Auguste, Esq.
Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
(212) 715-9100
(212) 715-8000 – Facsimile

Mitchell S. Nussbaum, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
(212) 407-4000
(212) 407-4990 – Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered		Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $.0001 par value, and two Warrants(2)	6,900,000	Units	$6.00	$41,400,000	$4,872.78
Shares of Common Stock included as part of the Units(2)	6,900,000	Shares	—	—	—	(3)
Warrants included as part of the Units(2)	13,800,000	Warrants	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Units(4)	13,800,000	Shares	$5.00	$69,000,000	$8,121.30
Representative's Unit Purchase Option	1		$100	$100	—	(3)
Units underlying the Representative's Unit Purchase Option ("Underwriter's Units")(4)	300,000	Units	$7.50	$2,250,000	$264.83
Shares of Common Stock included as part of the Underwriter's Units(4)	300,000	Shares	—	—	—	(3)
Warrants included as part of the Representative's Units(4)	600,000	Warrants	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Representative's Units(4)	600,000	Shares	$6.65	$3,990,000	$469.62
Total				$116,640,100	$13,728.53	(5)

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 900,000 Units and 900,000 shares of Common Stock and 1,800,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

(3)	No fee pursuant to Rule 457(g).

(4)	Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the Warrants.

(5)	An aggregate of $34,321.33 was previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus
Subject to Completion, December 9, 2005

PROSPECTUS

$36,000,000

INTERAMERICAN ACQUISITION GROUP INC.

6,000,000 units

InterAmerican Acquisition Group Inc. is a newly organized blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Our efforts in identifying a prospective target business will not be limited to a particular industry. Our objective is to acquire an operating business with significant U.S. market presence that would benefit from extending the scope of its operations outside the U.S., with particular emphasis on Mexico/Latin America. We do not have any specific merger, capital stock exchange, asset acquisition or other similar business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit consists of:

•	one share of our common stock; and

•	two warrants.

Each warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each warrant will become exercisable on the later of our completion of a business combination and                     , 2006 [one year from the date of this prospectus], and will expire on                     , 2009 [four years from the date of this prospectus], or earlier upon redemption.

We have granted Granite Financial Group, LLC, the representative of the underwriters, a 45-day option to purchase up to 900,000 additional units solely to cover over-allotments, if any (over and above the 6,000,000 units referred to above). The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to Granite Financial Group, for $100, as additional compensation, an option to purchase up to a total of 300,000 units at $7.50 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $6.65 (133% of the exercise price of the warrants included in the units sold in the offering). The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

There is presently no public market for our units, common stock or warrants. We anticipate that the units will be quoted on the OTC Bulletin Board under the symbol                          on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, the common stock and warrants will be quoted on the OTC Bulletin Board under the symbols                  and                 , respectively. We cannot assure you that our securities will continue to be quoted on the OTC Bulletin Board.

Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 8 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price	Underwriting discount and commissions(1)(2)	Proceeds, before expenses, to us(2)
Per unit	$6.00	$0.42	$5.58
Total	$36,000,000	$2,520,000	$33,480,000

(1)	Includes a non-accountable expense allowance in the amount of 1% of the gross proceeds, or $0.06 per unit ($360,000 in total) payable to Granite Financial Group.

(2)	The underwriters are entitled to receive a fee equal to 6% ($0.36 per unit) of each unit sold in the offering and a non-accountable expense allowance equal to 1% ($0.06 per unit) of each unit sold in the offering. However, the underwriters have agreed to defer a portion of their underwriting fees in an amount equal to 3% of the gross proceeds of this offering, or $0.18 per unit ($1,080,000 in total, or $1,242,000 if the over-allotment option is exercised), until the consummation of a business combination. Accordingly, the proceeds of the offering, before expenses to us, as a result of the deferral of underwriter's fees, will be $5.76 per unit and $34,560,000 in total. Upon the consummation of a business combination, we will pay such deferred fees out of the proceeds of this offering held in trust at JPMorgan Chase NY Bank, maintained by Continental Stock Transfer & Trust Company acting as trustee.

Of the net proceeds we receive from this offering, $33,860,000 ($5.64 per unit), including $0.18 per unit deposited by the underwriters in the trust account, which will be forfeited by the underwriters if a business combination is not consummated) will be deposited into a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company acting as trustee.

We are offering the units for sale on a firm-commitment basis. Granite Financial Group, acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about                     , 2005.

Granite Financial Group, LLC

                    , 2005

i

Prospectus Summary

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to "we," "us" or "our company" refer to InterAmerican Acquisition Group Inc. All share and per share information in this prospectus gives effect to a 2-for-5 reverse stock split effected in December 2005. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

We are a blank check company organized under the laws of the State of Delaware on May 10, 2005. We were formed with the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. To date, our efforts have been limited to organizational activities.

Our efforts in identifying a prospective target business will not be limited to a particular industry. Our objective is to acquire an operating business with significant U.S. market presence that would benefit from extending the scope of its operations outside the U.S., with particular emphasis on Mexico/Latin America. Specifically, we anticipate focusing on acquiring a U.S. manufacturing business (or a U.S. service business that serves the manufacturing sector) that has a cost structure that is becoming uncompetitive in the face of international competition or that otherwise has been unable or unwilling to meet the challenges of globalization, and that requires additional capital and/or expertise to take the steps necessary to reposition itself. Alternatively, we may acquire assets or operations in a foreign jurisdiction which will achieve our business combination objectives because such assets or operations have or would benefit from a significant U.S. nexus such as distribution or manufacturing activities and/or customer base.

We intend to leverage the extensive contacts and experience of our management to identify a viable target business and to structure and effect a robust globalization strategy for the target business that is aimed at increasing its profitability and enterprise value.

We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidate) with respect to a possible acquisition transaction with our company. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business whose fair market value is at least equal to 80% of our net assets (all of our assets, including the funds held in the trust account, less our liabilities) at the time of such acquisition. Consequently, it is likely that we will have the ability to effect a business combination with only a single operating business. As used in this prospectus, a "target business" shall include an operating manufacturing or service business and a "business combination" shall mean the acquisition by us of such a target business. We may further seek to acquire a target business that has a fair market value significantly in excess of 80% of our net assets. In order to do so, we may seek to raise additional funds through a private offering of debt or equity securities and/or any other methods of financing although we have not entered into any such arrangement and have no current intention of doing so. However, if we did, such arrangement would only be consummated simultaneously with the consummation of the business combination.

Our principal executive offices are located at 2918 Fifth Avenue South, Suite 209, San Diego, California 92103 and our telephone number is (619) 298-9883.

The Offering

Securities offered:	6,000,000 units, at $6.00 per unit, each unit consisting of:

•	one share of common stock; and

•	two warrants.

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 90th day after the date of this prospectus unless Granite Financial Group determines that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our securities in particular. If Granite Financial Group determines to permit separate trading of the common stock and warrants earlier than the 90th day after the date of this prospectus, we will issue a press release and file a Current Report on Form 8-K announcing when such separate trading will begin. In no event will Granite Financial Group allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, an amended Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option. Granite Financial Group expects to permit separate trading of the common stock and warrants as soon as reasonably practicable after our filing of the Current Report on Form 8-K reflecting the closing of the exercise of the over-allotment option, if such closing occurs.

Common stock:

Number outstanding before this offering	1,500,000 shares

Number to be outstanding after this offering	7,500,000 shares

Warrants:

Number outstanding before this offering	0 warrants

Number to be outstanding after this offering	12,000,000 warrants (excluding the $800,000 of warrants to be issued to InterAmerican Capital Partners II LLC as described below)

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price	$5.00

Exercise period	The warrants will become exercisable on the later of:

•	the completion of a business combination with a target business, and

•	[ ], 2006 [one year from the date of this prospectus].

The warrants will expire at 5:00 p.m., New York City time, on [ ], 2009 [four years from the date of this prospectus] or earlier upon redemption.

Redemption	We may redeem the outstanding warrants (including any warrants issued upon exercise of our unit purchase option):

•	in whole and not in part,

•	at a price of $.01 per warrant at any time after the warrants become exercisable,

•	upon a minimum of 30 days' prior written notice of redemption, and

•	if, and only if, the last sales price of our common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We have established this criteria to provide warrant holders with a significant premium to the initial warrant exercise price. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

Proposed OTC Bulletin Board symbols for our:

Units	[ ]

Common stock	[ ]

Warrants	[ ]

Offering proceeds to be held in trust:	$33,860,000 of the proceeds of this offering ($5.64 per unit) will be placed in a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. These proceeds consist of $32,780,000 from the net proceeds payable to us and $1,080,000 of the proceeds attributable to the underwriter's discount. These proceeds will not be released until the earlier of the completion of a business combination and our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. These expenses may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $300,000) and $800,000 to be received by us pursuant to the warrant purchase commitment of InterAmerican Capital Partners II LLC as described below. The underwriters have agreed to defer a portion of their underwriting fees in an amount equal to 3% of the gross proceeds of this offering, or $0.18 per unit ($1,080,000 in total, or $1,242,000 if the over-allotment option is exercised), until the consummation of a business combination. Upon the consummation of a business combination, we will pay such deferred fees out of the proceeds of this offering held in trust. There will be no fees, reimbursements or cash payments made to our existing stockholders and/or officers and directors other than:

•	Repayment of a $75,000 loan bearing interest at the rate of 6% per annum made by InterAmerican Advisors, LLC, an affiliate of three of our existing stockholders, to cover offering expenses;

•	Payment of up to $10,000 per month to InterAmerican Advisors, LLC, an affiliate of three of our existing stockholders, for office space and administrative services; and

•	Reimbursement for any expenses incident to the offering and finding a suitable business combination.

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Stockholders must approve business combination:	We will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering or acquired in this offering or the aftermarket in accordance with the majority of the shares of common stock voted by the public stockholders. The term public stockholders means the holders of common stock sold as part of the units in this offering or in the aftermarket, including any existing stockholders to the extent that they purchase or acquire such shares. We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their redemption rights described below. Voting against the business combination alone will not result in redemption of a stockholder's shares for a pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described below.

Redemption rights for stockholders voting to reject a business combination:	Public stockholders voting against a business combination will be entitled to redeem their common stock for a pro rata share of the trust account, including any interest earned on their portion of the trust account, if the business combination is approved and completed. Our existing stockholders will not have such redemption rights with respect to the shares of common stock owned by them prior to this offering, but will have such rights with respect to shares purchased by them in the offering or aftermarket. Public stockholders who redeem their stock for their share of the trust account will continue to have the right to exercise any warrants they may hold.

Liquidation if no business combination:	We will dissolve and promptly distribute only to our public stockholders the amount in our trust account (including any accrued interest) plus any remaining net assets if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period). All of our officers and directors own shares of our common stock, but have waived their right to receive distributions (other than with respect to common stock underlying units they purchase in this offering or common stock they purchase in the after market) upon our liquidation prior to a business combination. We will pay the costs of liquidation and dissolution from our remaining assets outside of the trust account.

Escrow of existing stockholders' shares:	On the date of this prospectus, all of our existing stockholders, including all of our officers and directors, will place the shares they owned before this offering into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as transfers to relatives and trusts for estate planning purposes, and upon death, while remaining in escrow), these shares will not be transferable during the escrow period and will not be released from escrow until [ ], 2008 [three years from the date of this prospectus] unless we are forced to liquidate, in which case the shares will be cancelled, or if we were to consummate a transaction after the consummation of the initial business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

Warrant Purchase Commitment

InterAmerican Capital Partners II LLC, an entity wholly owned by certain of our officers, has committed to purchase $800,000 of warrants from us, each to purchase one share of our common stock, pursuant to an amended and restated warrant purchase agreement dated as of December 5, 2005 which has been filed as an exhibit to this registration statement of which this prospectus is a part. The number of shares the warrants to be issued to InterAmerican Capital Partners II LLC will be exercisable for shall be equal to the quotient of (i) $800,000 and (ii) the average of the daily volume weighted average price of the warrants during the thirty trading days preceding the forty-fifth day following the commencement of the separate trading of the securities comprising the units; provided, that (A) if the average of the daily volume weighted average price of the warrants during such thirty trading day period is less than $0.40, then the average of the daily volume weighted average price of the warrants for such thirty trading day period shall be deemed to be $0.40, or (B) if the average of the daily volume weighted average price of the warrants during such thirty trading day period is greater than $0.60, then the average of the daily volume weighted average price of the warrants for such thirty day period shall be deemed to be $0.60. InterAmerican Capital Partners II LLC has further agreed that the warrants purchased by it pursuant to this agreement will not be sold or transferred until after we have completed a business combination. Funding of the warrant purchase commitment shall occur on the forty-fifth day after the commencement of the separate trading of the securities comprising the units. The proceeds from the sale of the warrants shall be used for operating expenses. The warrant purchase agreement also grants certain registration rights to InterAmerican Capital Partners II LLC with respect to the warrants it is committed to purchase and the shares of our common stock issuable upon exercise of the warrants.

Risks

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Additionally, our initial security holders' initial equity investment is below that which is required under the guidelines of the North American Securities Administrators' Association, Inc. You should carefully consider these and the other risks set forth in the section entitled "Risk Factors" beginning on page 8 of this prospectus.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	September 30, 2005
	Actual	As Adjusted
Balance Sheet Data:
Working capital	$(321,242)	$33,087,133
Total assets	337,611	33,087,133
Total liabilities	330,478	—
Value of common stock which may be redeemed for cash ($5.46 per share)	—	6,552,722
Stockholders' equity	7,133	26,534,411

The working capital deficiency excludes $63,800 of costs related to this offering which were incurred prior to September 30, 2005. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders' equity in the "as adjusted" information.

The "as adjusted" information gives effect to the sale of the units we are offering, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued expenses required to be repaid.

The working capital and total assets amounts include the $32,780,000 to be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. The underwriters have agreed to defer a portion of their underwriting fees in an amount equal to 3% of the gross proceeds of this offering, or $0.18 per unit ($1,080,000 in total, or $1,242,000 if the over-allotment option is exercised), until the consummation of a business combination which will be placed in the trust account (for a total of $33,860,000 held in trust). Upon the consummation of a business combination, we will pay such deferred fees out of the proceeds of this offering held in trust. If a business combination is not so consummated, the trust account will be distributed solely to our public stockholders.

We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their redemption rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 19.99% of the shares sold in this offering exercise their redemption rights. If this occurred, we would be required to redeem for cash up to approximately 19.99% of the 6,000,000 shares sold in this offering, or 1,199,400 shares of common stock, at an initial per-share redemption price of $5.46, without taking into account interest earned on the trust account. The actual per-share redemption price will be equal to:

•	the amount in the trust account, including all accrued interest, as of two business days prior to the proposed consummation of the business combination,

•	minus the $1,080,000 ($1,242,000 if the over-allotment option is exercised) plus accrued interest thereon being held for the benefit of the underwriters,

•	divided by the number of shares of common stock sold in the offering.

Risk Factors

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units.

Risks associated with our business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues (other than interest income on the proceeds of this offering) until, at the earliest, after the consummation of a business combination.

If we are forced to liquidate before a business combination and distribute the trust account, our public stockholders will receive less than $6.00 per share and our warrants will expire worthless.

If we are unable to complete a business combination within the prescribed time frames and are forced to liquidate our assets, the per-share liquidation distribution will be less than $6.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Additionally, we could use a portion of the funds not being placed in trust as a down payment or lock-up payment in connection with a proposed business combination, although we do not have any current intention to do so. If we did and were subsequently required to forfeit such funds (whether as a result of a breach of the terms of the agreement containing the requirement of a down payment or lock-up payment or otherwise), we might not have sufficient funds to continue our search for a target business. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of a business combination. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section below entitled "Effecting a business combination — Liquidation if no business combination."

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a "blank check" company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances than we would if we were subject to such rule. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled "Comparison to offerings of blank check companies" below.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

Since August 2003, based on publicly available information, approximately 39 similarly structured blank check companies have completed initial public offerings and a number of additional blank check companies have filed registration statements with the SEC seeking to go public. Of these companies, only three companies have consummated a business combination, while six other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination. Accordingly, there are approximately 35 blank check companies with more than $1.6 billion in trust that are seeking to carry out a business plan similar to our business plan. While some of those companies have specific industries that they must complete a business combination in, a number of them may consummate a business combination in any industry they choose. We may therefore be subject to competition from these and other companies seeking to consummate a business plan similar to ours. We cannot assure you that we will be able to successfully compete for an attractive business combination.

Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. Further, because only four of such companies have either consummated a business combination or entered into a definitive agreement for a business combination, it may indicate that there are fewer attractive target businesses available to such entities or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours. If we are unable to find a suitable target business within such time periods, we will be forced to liquidate.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders will be less than $5.64 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses or other entities we engage, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders. We cannot assure you that the per-share distribution from the trust account will not be less than $5.64, plus interest, due to claims of such creditors. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, William C. Morro, our chief executive officer, chief financial officer and chairman of our board of directors and Dr. Richard N. Sinkin, our chief operating officer, secretary and a member of our board of directors, have agreed that they, severally, in accordance with their respective beneficial ownership interests in us, will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, we cannot assure you that they will be able to satisfy those obligations.

Since we have not yet selected a particular industry or target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

We may consummate a business combination with a company in any industry we choose and are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company, we may be affected by numerous risks inherent in the business operations of those companies. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section below entitled "Effecting a business combination — We have not identified a target business or target industry."

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our certificate of incorporation authorizes the issuance of up to 90,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering (assuming no exercise of the underwriters' over-allotment option), there will be 69,600,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the purchase option granted to Granite Financial Group, the representative of the underwriters) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we will, in all likelihood, issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

For a more complete discussion of the possible structure of a business combination, see the section below entitled "Effecting a business combination — Selection of a target business and structuring of a business combination."

Our ability to successfully effect a business combination and to be successful afterwards will be totally dependent upon the efforts of our key personnel, some of whom may continue with us following a business combination.

Our ability to successfully effect a business combination will be totally dependent upon the efforts of our key personnel. The future role of our key personnel in the target business, however, cannot presently be ascertained. Although it is possible that some of our key personnel, William C. Morro and Richard N. Sinkin, will remain associated in various capacities with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business at the time of the business combination will remain in place. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate the same as part of any such combination. If we acquired a target business in an all-cash transaction, it would be more likely that current members of management would remain with us if they chose to do so. If a business combination were structured as a merger whereby the stockholders of the target company were to control the combined company following a business combination, it may be less likely that management would remain with the combined company because control of the company will rest with the target company and not current management unless it was negotiated as part of the transaction in the acquisition agreement, an employment agreement or other arrangement. In making the determination as to whether current management should remain with us following the business combination, management will analyze the experience and skill set of the target business' management and negotiate as part of the business combination that certain members of current management remain if it is believed that it is in the best interests of the combined company post-business combination. Depending on the industry in which we acquire a business, our management team may not have the experience to remain with the combined company. The terms of any employment or consulting arrangements of our current management with the combined company post-business combination will be determined at the time management negotiates the terms of the business combination with the target business. Since our current management will be negotiating the terms of the business combination as well as the terms of their employment or consulting arrangements, our current management may have a conflict of interest in negotiating terms favorable to the company in the acquisition agreement and at the same time negotiating terms in their employment or consulting arrangements that are favorable to them. Although management intends to fully exercise its fiduciary duty to negotiate terms in the acquisition agreement that will be in the best interests of the combined-company and its public stockholders, members of management will be negotiating terms in their employment or consulting agreements that are favorable to them. Although we intend to closely scrutinize the management of a prospective target business in connection with evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of management will prove to be correct.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours to our affairs. If our executive officers' other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. For a complete discussion of the potential conflicts of interest that you should be aware of, see the section below entitled "Management — Conflicts of Interest." We cannot assure you that these conflicts will be resolved in our favor.

Our officers, directors and their affiliates may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining which entity a particular business opportunity should be presented to.

None of our directors, officers or their affiliates has been a principal of, or affiliated or associated with, a blank check company and none of such individuals is currently affiliated with any such entity. However, our officers and directors may in the future become affiliated with entities, including other "blank check" companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete discussion of our management's affiliations and the potential conflicts of interest that you should be aware of, see the sections below entitled "Management — Directors and Executive Officers" and "Management — Conflicts of Interest." We cannot assure you that these conflicts will be resolved in our favor.

All of our officers and directors own shares of our common stock which will not participate in liquidation distributions and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our officers and directors own shares of our common stock that were issued prior to this offering, but have waived their right to receive distributions with respect to those shares upon our liquidation if we are unable to consummate a business combination. Additionally, InterAmerican Capital Partners II LLC, an entity wholly owned by Messrs. Morro and Sinkin, has committed to purchase $800,000 of warrants from us on the forty-fifth day following the commencement of the separate trading of the securities comprising the units. Our officers and directors and certain of their affiliates or designees may purchase securities in this offering or in the open market (although they are not obligated to do so). If they purchase units in this offering or shares of common stock in the open market, they have agreed to vote such shares of common stock in accordance with the majority of the shares of common stock voted by the public stockholders on a proposal to approve a business combination and exercise redemption rights in connection therewith. The shares and warrants owned by our directors, officers and InterAmerican Capital Partners II LLC will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business and completing a business combination timely. Consequently, our directors' and officers' discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest.

Our existing stockholders will not be reimbursed for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount in the trust account unless the business combination is consummated and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders' best interest.

Our existing stockholders, including all of our officers and directors, will not be reimbursed for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount in the trust account unless the business combination is consummated. The financial interest of our officers and directors could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders' best interest. We would note, however, that such expenses are likely to be insignificant compared to the value of management's equity stake.

If our common stock becomes subject to the SEC's penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the

"penny stock" rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser's written agreement to the transaction prior to sale;

•	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in "penny stocks" and which describe the market for these "penny stocks" as well as a purchaser's legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a "penny stock" can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

Initially, we will only be able to complete one business combination, which will cause us to be solely dependent on a single business and a limited number of products or services.

The net proceeds from this offering will provide us with only approximately $32,780,000 which we may use to complete a business combination. Our initial business combination must be with a business with a fair market value of at least 80% of our net assets at the time of such acquisition. Consequently, initially it is probable that we will have the ability to complete a business combination with only a single operating business. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry.

The ability of our stockholders to exercise their redemption rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder's shares of common stock redeemed for cash if the stockholder votes against the business combination and the business combination is approved and completed. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such redemption rights, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their redemption rights than we expected. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from other entities having a business objective similar to ours, including other similar blank check companies as well as venture capital funds,

leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. In addition, we may not have enough cash available from funds outside of the trust account to make deposits or fund a "no-shop" provision in connection with a particular business combination which may cause us to be at a competitive disadvantage in pursuing the acquisition of target businesses. Further, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, inasmuch as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business, or because we become obligated to redeem for cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. It is also possible that we could use a portion of such excess working capital to make a deposit, a down payment, a lock-up payment or fund a "no-shop" provision with respect to a particular proposed business combination, although we do not have any current intention to do so. If we did, the amount that would be used as a down payment or lock-up payment would be determined based on the terms of the specific business combination and the amount of our available funds at the time. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding another suitable business combination without securing additional financing. Thus, if we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our existing stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of our offering, our existing stockholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase units in this offering). None of our existing stockholders, officers and directors has indicated to us that he intends to purchase our securities in the offering. Any shares of common stock acquired by existing stockholders in the aftermarket will be considered part of the holding of the public stockholders and will have the same rights as other public stockholders, including voting and redemption rights with respect to a potential business combination. However, they have agreed to vote such shares of common stock in accordance with the majority of the shares of common stock voted by the public stockholders.

Because of InterAmerican Capital Partners II LLC's commitment to purchase $800,000 of warrants from us on the forty-fifth day following the commencement of the separate trading of the securities comprising the units, certain of our existing stockholders may obtain an even larger ownership block of our common stock upon exercise of the warrants which could permit them to effectively influence the outcome of all matters requiring approval by our stockholders at such time, including the election of directors and approval of significant corporate transactions, following the consummation of our initial business combination.

Our board of directors is divided into three classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our "staggered" board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination. In addition, our existing stockholders and their affiliates and relatives are not prohibited from purchasing units in this offering or shares in the aftermarket. If they do, we cannot assure you that our existing stockholders will not have considerable influence upon the vote in connection with a business combination.

Our existing stockholders paid an aggregate of $15,000, or approximately $0.01 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 30% or $1.79 per share (the difference between the pro forma net tangible book value per share of $4.21, and the initial offering price of $6.00 per unit).

Our outstanding warrants and option may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

In connection with this offering, as part of the units, we will be issuing warrants to purchase 12,000,000 shares of common stock. We will also issue an option to purchase 300,000 units to the representative of the underwriters which, if exercised, will result in the issuance of an additional 600,000 warrants. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants and options could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and option may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and option could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants and option are exercised, you may experience dilution to your holdings.

If our existing stockholders exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders are entitled to make a demand that we register the resale of their shares of common stock at any time commencing three months prior to the date on which their shares are released from escrow. If our existing stockholders exercise their registration rights with respect to all of their shares of common stock, then there will be an additional 1,500,000 shares of common stock eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states in which we will apply to have the securities registered. Although resales of our securities are exempt from state registration requirements, state securities commissioners who view blank check offerings unfavorably may attempt to hinder resales in their states.

We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York and Rhode Island. If you are not an "institutional investor," you must be a resident of one of these jurisdictions to purchase our securities in the offering. Institutional investors in every state except Idaho and Oregon, may purchase units in this offering pursuant to an exemption provided for sales to these investors under the Blue Sky laws of various states. The definition of an "institutional investor" varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Under the National Securities Markets Improvement Act of 1996, the resale of the units and, once they become separately transferable, the common stock and warrants comprising the units are exempt from state registration requirements. However, each state retains jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their state. This restriction on resale may limit your ability to resell the securities purchased in this offering and may impact the price of the securities. For a more complete discussion of the Blue Sky state securities laws and registrations affecting this offering, please see the section entitled "Underwriting — State Blue Sky Information."

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or a national exchange.

Our securities will be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, an NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included on The Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange. We cannot assure you, however, that such securities will be approved for quotation or continue to be authorized for quotation by the OTC Bulletin Board or any other market in the future.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trust agent in Treasury Bills issued by the United States with maturity dates of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to that act, compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

Our directors may not be considered "independent" under the policies of the North American Securities Administrators Association, Inc.

Although each of our directors owns shares of our common stock, no salary or other compensation will be paid to our directors for services rendered by them on our behalf prior to or in connection with a business combination. Accordingly, we believe our non-executive directors would be considered "independent" as that term is commonly used. However, under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because each of our directors own shares of our securities and may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, state securities administrators could take the position that all of such individuals are not "independent." If this were the case, they would take the position that we would not have the benefit of any independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be "independent," we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations.

Because our initial stockholders' initial equity investment was only $15,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies.

Pursuant to the Statement of Policy Regarding Promoter's Equity Investment promulgated by The North American Securities Administrators Association, Inc., any state administrator may disallow an offering of a development stage company if the initial equity investment by a company's promoters does not equal a certain percentage of the aggregate public offering price. Our promoters' initial investment of $15,000 is less than the required $1,010,000 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy. Additionally, the initial equity investment made by the initial stockholders may not adequately protect investors.

Our officers, directors and their respective affiliates may be paid consulting fees or other similar compensation in connection with services rendered to us prior to, in connection with or following a business combination.

No finders fees will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to, in connection with or following a business combination. In addition, we will not pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any consulting fees or other similar compensation other than the $10,000 per month administrative fee, reimbursable out-of-pocket expenses payable to our officers and directors, or in connection with bona fide services to be rendered to us that (i) are expressly approved by a majority of our disinterested directors, (ii) are legitimately required by us and we would otherwise contract such services from a third party, and (iii) all fees and compensation to be paid to any existing stockholder or its affiliate are determined on an arm's length basis and in good faith and such fees and compensation are customarily charged by unrelated third party service providers of a similar nature.

In the event that InterAmerican Capital Partners II LLC does not fund the $800,000 warrant purchase, the funds available to us to search for a business combination will be insufficient.

InterAmerican Capital Partners II LLC has committed to purchase $800,000 of our warrants pursuant to an amended and restated warrant purchase agreement. Funding of the purchase of the warrants will occur on the forty-fifth day following the commencement of the separate trading of the securities comprising the units. The proceeds from the sale of the warrants will be used for operating expenses. In the event that InterAmerican Capital Partners II LLC does not fund the $800,000 warrant purchase price, the funds available to us to search for a business combination will be insufficient to meet the expenses projected to operate our business in order to successfully consummate a business combination.

Risks associated with operating a target business in Mexico/Latin America and other foreign countries

If social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, or policy changes or enactments occur in a country in which we may operate after we effect a business combination, it may result in a negative impact on our business.

Political events in another country may significantly affect our business, assets or operations. Social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, and policy changes or enactments could negatively impact our business in a particular country.

Any devaluation in currencies, high levels of inflation or increase in interest rates in a country in which we may operate after we effect a business combination could negatively impact our results of operations and could cause the cost of a target business as measured in dollars to increase.

After we effect a business combination, our business may be significantly affected by the general condition of another country's economy, including, among other things, the rate of inflation, interest rates, and exchange rates for, or exchange controls affecting, local currencies. Decreases in the growth rate of a country's economy, periods of negative growth and/or increases in inflation or interest rates may result in lower demand for products, lower real pricing of our products or a shift to lower margin products. To the extent that a large percentage of our costs and expenses are fixed, we may not be able to reduce costs and expenses upon the occurrence of any of these events, and our profit margins may suffer as a result.

A substantial increase in a country's inflation rate could have the effect of increasing our costs, including salaries, raw materials and supplies, purchased services and other costs denominated in local currency, which could adversely affect our results of operations and financial condition. High levels of inflation may also affect the balance of trade between the United States and the country at issue, which could also adversely affect our results of operations.

Currency fluctuations may have an adverse effect on our financial position, results of operations and cash flows in future periods. Marked depreciation or appreciation of the local currency relative to the U.S. dollar could increase costs in the U.S. or in another country or expose us to risk with respect to our assets and liabilities denominated in a particular currency, and thereby may negatively affect our financial position and results of operations. A severe devaluation or depreciation of a local currency may also result in disruption of the international foreign exchange markets and may limit our ability to transfer or to convert such currency into U.S. dollars for the purpose of making timely payments of interest and principal on any U.S. dollar-denominated debt or obligations in other currencies.

Because of the costs and difficulties inherent in managing cross-border business operations, our results of operations may be negatively impacted.

Managing a business, operations, personnel or assets in another country is challenging and costly. Any management that we may have (whether based abroad or in the U.S.) may be inexperienced in cross-border business practices and unaware of significant differences in accounting rules, legal regimes and labor practices. In addition, language difficulties and technological barriers, such as issues relating to computer and phone systems, can greatly exacerbate the problems that result from this lack of experience. Even with a seasoned and experienced management team located in both the U.S. and any country in which we may acquire a business or move its operations, the costs and difficulties inherent in managing cross-border business operations, personnel and assets can be significant (and much higher than in a purely domestic business) and may negatively impact our financial and operational performance.

Because labor laws in other countries are usually dramatically different than those in the United States, the costs associated with complying with these laws can be significant, and may negatively impact our results of operations.

Labor laws in other countries tend to be dramatically different than those in the United States, and the costs associated with complying with these laws can be significant. For example, Mexico mandates statutory and formulaic severance payments to terminated employees based on their years of service, which amounts can be substantial, especially in the case of a large workforce with significant accumulated seniority. Moreover, Mexican accounting rules generally do not require a Mexican company to reserve for such accumulated severance, and the result can be to dramatically alter the perceived financial health of the underlying company.

In addition, Mexican labor legislation greatly favors employees and unions, and a great percentage of the Mexican workforce is unionized. Ninety percent of Mexican companies having more than twenty-five employees are unionized and subject to collective bargaining. This can entail labor disruptions and significantly increased labor related costs for Mexican companies and U.S. companies with manufacturing operations in Mexico.

Because the tax laws of many countries can be more burdensome to business than the U.S. tax system, our results of operations may be negatively impacted.

The tax laws of many countries, including Mexico, can be more burdensome to business than the U.S. tax system. Additionally, income and capital gains generated abroad may be subject to withholding or other taxes imposed by a foreign taxing entity, which could negatively impact our results and reduce our returns. The imposition of such taxes and the rates imposed are subject to change.

Because many countries have difficult and unpredictable legal systems and underdeveloped laws and regulations that are unclear and subject to corruption and inexperience, it may adversely impact our results of operations and financial condition.

Many countries have difficult and unpredictable legal systems and underdeveloped laws and regulations that are unclear and subject to corruption and inexperience. Our ability to seek and enforce legal protections, including with respect to intellectual property and other property rights, or to defend ourselves with regard to legal actions taken against us in a given country, may be difficult or impossible, which could adversely impact our operations, assets or financial condition. Rules and regulations in many countries, including Mexico, are often ambiguous or open to differing interpretation by responsible individuals and agencies at the municipal, state, regional and federal levels. The attitudes and actions of such individuals and agencies are often difficult to predict and inconsistent. Delay with respect to the enforcement of particular rules and regulations, including those relating to customs, tax, environmental and labor, could cause serious disruption to operations abroad and negatively impact our results.

If relations between the United States and a foreign government deteriorate, it could cause potential target businesses or their goods and services to become less attractive.

The relationship between the United States and foreign governments is subject to sudden fluctuation and periodic tension. For instance, the United States may announce its intention to impose quotas on certain imports. Such import quotas may adversely affect political relations between the two countries and result in retaliatory countermeasures by the foreign government in industries that may affect our ultimate target business. Changes in political conditions in foreign countries and changes in the state of U.S. relations with such countries are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive. Because we are not limited to any specific industry, there is no basis for investors in this offering to evaluate the possible extent of any impact on our ultimate operations if relations are strained between the United States and a foreign country in which we acquire a target business or move our principal manufacturing operations.

If we determine to change domiciles in connection with a business combination, the new jurisdiction's laws will likely govern all of our material agreements and we may not be able to enforce our legal rights.

In connection with a business combination, we may determine to relocate the home jurisdiction of our business from Delaware to a jurisdiction outside of the United States. If we determine to do this, the new jurisdiction's corporate law will control our corporate governance requirements and will determine the rights of our stockholders. The new jurisdiction's corporate law may provide less protection to our stockholders than is afforded by Delaware law. In addition, upon reincorporation, we may become a "foreign private issuer" for purposes of United States securities laws, which means that we may be subject to less stringent reporting requirements and that some provisions of the United States securities laws (such as the proxy rules and the short-swing trading rules) would not apply to us. In addition, if we were to relocate to a foreign jurisdiction, whether or not we reincorporate outside the United States, the new jurisdiction's laws will likely govern all of our material agreements. We cannot assure you that the system of laws and the enforcement of existing laws in such jurisdiction would be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements in a new jurisdiction could result in a significant loss of business, business opportunities or capital. Any such reincorporation will likely subject us to foreign regulation, including foreign taxation.

Because we may acquire an operating business or conduct operations outside of the United States, we may be unable to enforce our legal rights against foreign persons.

Mexican/Latin American law may govern all or many of our material business and operating agreements. We cannot assure you that we will be able to enforce any of our material agreements or that sufficient remedies will be available in Mexico/Latin America. Even if we are able to obtain judgments from a United States court with regard to a material agreement against a foreign person, we may not be able to enforce such judgments outside of the United States. The inability to enforce or obtain a remedy under any of our future agreements may have a material impact on our future operations. Further, because certain of our directors reside outside of the United States, it may be difficult for investors in the United States to effect service of process upon such directors, to enforce their legal rights under Federal securities laws against such directors or to enforce judgments of United States courts against such directors.

Use of Proceeds

We estimate that the net proceeds of this offering will be as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds	$36,000,000.00	$41,400,000.00
Offering expenses (1)
Underwriting discount (3% of gross proceeds) (2)	1,080,000.00	1,242,000.00
Additional underwriting compensation (2)	1,080,000.00	1,242,000.00
Underwriting non-accountable expense allowance (1% of gross proceeds)	360,000.00	360,000.00
Legal fees and expenses (including blue sky services and expenses)	200,000.00	200,000.00
Miscellaneous expenses	55,768.66	55,768.66
Printing and engraving expenses	50,000.00	50,000.00
Accounting fees and expenses	30,000.00	30,000.00
SEC registration fee	34,321.33	34,321.33
NASD registration fee	29,910.01	29,910.01
Net proceeds
Held in trust for our benefit	32,780,000.00	37,856,000.00
Held in trust for others (2)	1,080,000.00	1,242,000.00
Not held in trust	300,000.00	300,000.00
Total	$34,160,000.00	$39,398,000.00

Use of net proceeds not held in trust (3)
Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination	$250,000.00	(22.8)%
Due diligence of prospective target businesses	150,000.00	(13.6)%
Payment of administrative fee to InterAmerican Advisors, LLC ($10,000 per month for one year)	120,000.00	(10.9)%
Legal and accounting fees relating to SEC reporting Obligations including preparation and filing of proxy statement relating to a business combination	150,000.00	(13.6)%
Working capital to cover miscellaneous expenses (including finders fees, consulting fees or other similar compensation, potential deposits, down payments, lock-up payments or funding of a "no-shop" provision with respect to a particular business combination), D&O insurance and reserves	430,000.00	(39.1)%
Total	$1,100,000.00	(100.00)%

(1)	To the extent that offering expenses exceed $400,000, Granite Financial Group has agreed to reduce its underwriting non-accountable expense allowance dollar for dollar.

(2)	The underwriters are entitled to receive a fee equal to 6% ($0.36 per unit) of each unit sold in the offering and a non-accountable expense allowance equal to 1% ($0.06 per unit) of each unit sold in the offering. However, the underwriters have agreed to defer a portion of their underwriting fees in an amount equal to 3% of the gross proceeds of this offering, or $0.18 per unit ($1,080,000 in total, or $1,242,000 if the over-allotment option is exercised), until the consummation of a business combination. Upon the consummation of a business combination, we will pay such deferred fees out of the proceeds of this offering held in trust. If we do not consummate a business combination, then these fees shall not be paid to the underwriters and such amount shall remain in the trust account available to the stockholders upon a liquidation.

(3)	We will have an additional $800,000 of proceeds from the warrant purchase commitment of InterAmerican Capital Partners II LLC which will not be held in trust and will be used for expenses.

$33,860,000, or $39,098,000 if the underwriters' over-allotment option is exercised in full, of net proceeds will be placed in a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. The underwriters have agreed to defer and place into the trust a portion of their underwriting fees in an amount equal to 3% of the gross proceeds of this offering, or $0.18 per unit ($1,080,000 in total, or $1,242,000 if the over-allotment option is exercised), until the consummation of a business combination. Upon the consummation of a business combination, we will pay such deferred fees out of the proceeds of this offering held in trust. The proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination.

The payment to InterAmerican Advisors, LLC, an affiliate of William C. Morro, our chief executive officer, chief financial officer and chairman of our board of directors, Dr. Richard N. Sinkin, our chief operating officer, secretary and a member of our board of directors, and Richard M. Wolfson, a member of our board of directors, of a monthly fee of $10,000 is for general and administrative services including office space, utilities and secretarial support in our office located in San Diego. This arrangement is being agreed to by InterAmerican Advisors, LLC for our benefit and is not intended to provide Messrs. Morro, Sinkin and Wolfson compensation in lieu of a salary. We believe, based on rents and fees for similar services in the metropolitan area of San Diego, that the fee charged by InterAmerican Advisors, LLC is at least as favorable as we could have obtained from an unaffiliated person. Upon the earlier to occur of (i) completion of a business combination or (ii) one year from the completion of this offering, we will no longer be required to pay this monthly fee.

Regardless of whether the underwriters exercise their over-allotment option in full, the net proceeds available to us out of trust for our search for a business combination will be approximately $300,000. In addition, $800,000 to be received by us from the warrant purchase commitment of InterAmerican Capital Partners II LLC will also be available to us for our search for a business combination. We intend to use the excess working capital (approximately $430,000) for director and officer liability insurance premiums (approximately $150,000), with the balance of $280,000 being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described below. We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors and may include engaging market research firms and/or third party consultants. Our officers and directors will not receive any compensation for their due diligence of prospective target businesses, but would be reimbursed for any out-of-pocket expenses (such as travel expenses) incurred in connection with such due diligence activities. We believe that the excess working capital will be sufficient to cover the foregoing expenses and reimbursement costs.

It is also possible that we could use a portion of such excess working capital to pay finders fees, consulting fees or other similar compensation, make a deposit, a down payment, a lock-up payment or fund a "no-shop" provision with respect to a particular proposed business combination, although we do not have any current intention to do so. If we did, the amount that would be used as a down payment or lock-up payment would be determined based on the terms of the specific business combination and the amount of our available funds at the time. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding another suitable business combination without securing additional financing. Thus, if we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate.

To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business.

InterAmerican Advisors, LLC has advanced to us a total of $75,000 which will be used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, NASD registration fee and legal and audit fees and expenses. The loan will be payable on the earlier of May 27, 2006 or the consummation of this offering and will bear interest at the rate of 6% per annum. The loan will be repaid out of the proceeds of this offering not being placed in trust.

The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in United States "government securities," defined as any Treasury Bills issued by the United States having a maturity of one hundred and eighty days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 so that we are not deemed to be an investment company under the Investment Company Act. The interest income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

Commencing on the effective date of this prospectus through the earlier of (i) the consummation of the acquisition of the target business or (ii) one year from the completion of this offering, we will pay InterAmerican Advisors, LLC the fee described above. No finders fees will be paid to any of our existing stockholders, or any of their affiliates, for services rendered to us prior to, in connection with or following the consummation of the business combination. In addition, we will not pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any consulting fees or other similar compensation other than the $10,000 per month administrative fee, reimbursable out-of-pocket expenses payable to our officers and directors, or in connection with bona fide services to be rendered to us that (i) are expressly approved by a majority of our disinterested directors, (ii) are legitimately required by us and we would otherwise contract such services from a third party, and (iii) all fees and compensation to be paid to any existing stockholder or its affiliate are determined on an arm's length basis and in good faith and such fees and compensation are customarily charged by unrelated third party service providers of a similar nature. However, our existing stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. To the extent that such expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

For example, in connection with assessing a target business or the viability of a business combination, we might require market research to be performed in certain target markets in Latin America and Mexico or research with respect to manufacturing businesses in Latin America and Mexico generally. In these instances, provided that the restrictions referred to in the preceding paragraph are followed, the disinterested directors could decide to authorize us to engage InterAmerican Advisors, LLC, an affiliate of Messrs. Sinkin, Morro and Wolfson, to conduct such research in light of the relevant expertise of this entity and/or any favorable economic terms that may be offered thereby.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our liquidation or if that public stockholder were to seek to redeem such shares for cash in connection with a business combination which the public stockholder voted against and which we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Dilution

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be redeemed for cash), by the number of outstanding shares of our common stock.

At September 30, 2005, our net tangible book value was a deficiency of $321,242, or approximately $(.21) per share of common stock. After giving effect to the sale of 6,000,000 shares of common stock included in the units, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at September 30, 2005 would have been $26,534,411 or $4.21 per share, representing an immediate increase in net tangible book value of $4.42 per share to the existing stockholders and an immediate dilution of $1.79 per share or 30% to new investors not exercising their redemption rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $6,552,722 less than it otherwise would have been because if we effect a business combination, the redemption rights to the public stockholders may result in the redemption for cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share redemption price equal to the amount in the trust account as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering. In addition, if we consummate a business combination, the underwriters will receive out of the amounts held in trust their deferred fees of 3% of the gross proceeds of this offering, or $0.18 per unit ($1,080,000 in total, or $1,242,000 if the over-allotment option is exercised).

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$6.00
Net tangible book value before this offering	(0.21)
Increase attributable to new investors	4.42
Pro forma net tangible book value after this offering		4.21
Dilution to new investors		$1.79

The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Existing stockholders	1,500,000	20.0%	$15,000	0.04%	$0.01
New investors	6,000,000	80.0%	$36,000,000	99.96%	$6.00
	7,500,000	100.0%	$36,015,000	100.00%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(321,242)
Total Net Proceeds from this offering	33,080,000
Offering costs accrued in advance and excluded from net tangible book value before this offering	328,375
Less: Proceeds held in trust subject to redemption for cash ($32,780,000 x 19.99%)	(6,552,722)
26,534,411
Denominator:
Shares of common stock outstanding prior to this offering	1,500,000
Shares of common stock included in the units offered	6,000,000
Less: Shares subject to redemption (6,000,000 x 19.99%)	(1,199,400)
6,300,600

Capitalization

The following table sets forth our capitalization at September 30, 2005 and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:

	September 30, 2005
	Actual	As Adjusted
Common stock, $.0001 par value, -0- and 1,199,400 shares which are subject to possible redemption, shares at redemption value	—	$6,552,722
Stockholders' equity:
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $.0001 par value, 90,000,000 shares authorized; 1,500,000 shares issued and outstanding; 6,300,600 shares issued and outstanding (excluding 1,199,400 shares subject to possible redemption), as adjusted	150	630
Additional paid-in capital	14,850	26,541,648
Deficit accumulated during the development stage	(7,867)	(7,867)
Total stockholders' equity:	7,133	26,534,411
Total capitalization	$7,133	$33,087,133

If we consummate a business combination, the redemption rights afforded to our public stockholders may result in the redemption for cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share redemption price equal to the amount in the trust account, inclusive of any interest thereon, as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering.

Management's Discussion and Analysis
of Financial Condition and Results of Operations

We were formed on May 10, 2005 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $760,000, including $360,000 representing the underwriters' non-accountable expense allowance of 1% of the gross proceeds, and underwriting discounts of approximately $1,080,000 (does not include 3% of the underwriters' fee which the underwriters have deferred until the completion of a business combination), or $1,242,000 if the underwriters' over-allotment option is exercised in full, will be approximately $34,160,000, or $39,398,000 if the underwriters' over-allotment option is exercised in full. Of this amount, $33,860,000 (includes $1,080,000 held in the trust account for the benefit of the underwriters and which will be paid to them upon the completion of a business combination), or $39,098,000 if the underwriters' over-allotment option is exercised in full, will be held in trust and the remaining $300,000 in either event will not be held in trust. In addition, $800,000 to be received by us from the warrant purchase commitment of InterAmerican Capital Partners II LLC will not be held in trust and available to us for our search for a business combination. We intend to use substantially all of the net proceeds of this offering and the proceeds from the warrant purchase commitment to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business. We believe that, upon consummation of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate that we will incur approximately $250,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, $150,000 of expenses for the due diligence and investigation of a target business, $120,000 for the administrative fee payable to InterAmerican Advisors, LLC ($10,000 per month for one year), $30,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $430,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $150,000 for director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. We would only consummate such a financing simultaneously with the consummation of a business combination.

We are obligated, commencing on the date of this prospectus and ending on the earlier of (i) the consummation of the acquisition of the target business or (ii) one year from the completion of this offering, to pay to InterAmerican Advisors, LLC, an affiliate of Messrs. Morro, Sinkin and Wolfson, a monthly fee of $10,000 for general and administrative services. In addition, on May 28, 2005, InterAmerican Advisors, LLC advanced $75,000 to us, at an interest rate of 6% per annum, for payment of offering expenses on our behalf. The loan will be payable on the earlier of May 27, 2006 or the consummation of this offering. The loan will be repaid out of the proceeds of this offering not being placed in trust.

We have agreed to sell to the representative of the underwriters, for $100, an option to purchase up to a total of 300,000 units. We will account for this purchase option as a cost of raising capital and will include the instrument as equity in our financial statements. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have estimated, based upon a Black Scholes model, that the fair value of the purchase option on the date of sale is approximately $673,268, using an expected life of four years, volatility of 50.8%, and a risk-free rate of 4.4%. However, because our units do not have a trading history, the volatility assumption is based on information currently available to management. The volatility estimate is derived using a peer group of 20 diverse, publicly traded manufacturing companies with market capitalizations between $100 million and $300 million. We believe the volatility index calculated from these companies is a reasonable benchmark to use in estimating the expected volatility of our units. Although an expected life of four years was used in the calculation, if we do not consummate a business combination within the prescribed time period and we liquidate, the option will become worthless.

Proposed Business

Introduction

We are a Delaware blank check company incorporated on May 10, 2005 in order to serve as a vehicle for the acquisition of an operating business. Our efforts in identifying a prospective target business will not be limited to a particular industry. Our objective is to acquire an operating business with significant U.S. market presence that would benefit from extending the scope of its operations outside the U.S., with particular emphasis on Mexico/Latin America. Specifically, we anticipate focusing on acquiring a U.S. manufacturing business (or a U.S. service business that serves the manufacturing sector) that has a cost structure that is becoming uncompetitive in the face of international competition or that otherwise has been unable or unwilling to meet the challenges of globalization, and that requires additional capital and/or expertise to take the steps necessary to reposition itself. Alternatively, we may acquire assets or operations in a foreign jurisdiction which will achieve our business combination objectives because such assets or operations have or would benefit from a significant U.S. nexus such as distribution or manufacturing activities and/or customer base. We intend to leverage the extensive contacts and experience of our management to identify a viable target business and to structure and effect a robust globalization strategy for the target business that is aimed at increasing its profitability and enterprise value.

The basic strategy of outsourcing or shifting production or operational activity to lower-cost labor environments is well established and has gained great acceptance in both the manufacturing and service sectors as a means of maintaining or improving corporate competitiveness and financial performance. In 2002, according to a study by McKinsey & Company, Inc. based on data from the U.S. Department of Commerce Bureau of Economic Analysis, imports from low-cost countries exceeded $400 billion. Despite the extent of this import activity, that same study predicted that import levels from low-cost countries would triple, exceeding $1.2 trillion by 2015. Widely publicized increases in U.S. trade deficits, together with recent annual growth rates greater than 5% in economies of low-cost countries like China and India indicate that the predicted evolution of manufacturing and service activity outside the U.S. is on track.

We believe that further increases in offshore manufacturing and service activity will, for the most part, require higher skill levels, more sophisticated infrastructure and greater capital intensity to be applied in low-cost countries than was needed in the past. As a result, attractive opportunities remain for both manufacturing and service businesses to extend operations in low-cost countries to support U.S. sales and to capture organic growth opportunities in developing and rapidly growing markets. These opportunities are expected to derive from actions such as:

•	Reallocating excess capacity from the U.S. to a low-cost country;

•	Acquiring underutilized capacity in a low-cost country;

•	Extending technology and know-how to realize the full potential of operating in a low-cost country;

•	Acquiring complementary businesses or intangibles in low-cost countries to enhance effectiveness of local distribution or accelerate extension of operations to the low-cost venue; and

•	Applying capital or financing mechanisms from mature capital markets to operations in low-cost countries to relieve constraints on growth.

Areas Of Focus

Although we have not identified or selected any target business or target industry, we will seek to acquire one or more businesses that have available to them the opportunity to implement initiatives such as those listed above. In addition, we will consider situations where the target business is positioned to make beneficial strategic acquisitions subsequent to a business combination with us in order to:

—	participate as a consolidator in a fragmented industry sector

—	add related products or lines of business

—	more fully utilize its distribution network, productive capacity or technology.

We will not acquire a start-up or development-stage business or a business that has not demonstrated an ability to achieve recurring revenues and positive operating cash flow.

Sources of Transactions

We will consider a business combination with companies that are operating as stand-alone entities and with operating units of larger enterprises that are being spun off or sold.

Management Focus

Our management team has extensive cross-border experience in Latin America, especially Mexico, and in Asia that we will bring to bear to reposition the company with which we effect a business combination in order to help it realize its growth and earnings potential. We expect to accomplish this in part by establishing a meaningful operating presence in markets of low-cost countries in Latin America and Asia that we expect to grow faster than markets in the U.S. We will also bring a disciplined focus on asset productivity and return-on-investment performance.

Effecting a business combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We have not identified a target business or target industry

To date, we have not selected any target business or target industry on which to concentrate our search for a business combination. Our officers, directors, promoters and other affiliates are not currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. Subject to the limitations that a target business have a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community, who may present solicited or unsolicited proposals. Our officers and directors as well as their affiliates may also bring to our attention target business candidates that they become aware of through their business contacts. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finders fee or other compensation to be determined in an arm's length negotiation based on the terms of the transaction. Such finders fees or other compensation may be paid from the proceeds not held in trust. In no event, however, will we pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any finders fee for services rendered to us prior to, in connection with or following the consummation of a business combination. In addition, we will not pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any consulting fees or other similar compensation other than the $10,000 per month administrative fee, reimbursable out-of-pocket expenses payable to our officers and directors, or in connection with bona fide services to be rendered to us that (i) are expressly approved by a majority of our disinterested directors, (ii) are legitimately required by us and we would otherwise contract such services from a third party, and (iii) all fees and compensation to be paid to any existing stockholder or its affiliate are determined on an arm's length basis and in good faith and such fees and compensation are customarily charged by unrelated third party service providers of a similar nature.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with a target business that has a fair market value that is at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management will consider, among other factors, the following:

•	financial condition and results of operation;

•	growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	barriers to entry;

•	stage of development of the products, processes or services;

•	degree of current or potential market acceptance of the products, processes or services;

•	proprietary features and degree of intellectual property or other protection of the products, processes or services;

•	regulatory environment of the industry; and

•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. We will seek to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective target business refuses to execute such agreement, it is unlikely we would continue negotiations with such target business due to the possibility that such target business would seek to bring a claim against the trust account. We will also seek to structure the tax aspects of any potential business combination as favorably as possible to our company and our stockholders, although we cannot assure you that we will be able to achieve such result.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. However, we will not pay any finders fees to our existing stockholders, or any of their respective affiliates, for services rendered prior to, in connection with or following a business combination. In addition, we will not pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any consulting fees or other similar compensation other than the $10,000 per month administrative fee, reimbursable out-of-pocket expenses payable to our officers and directors, or in connection with bona fide services to be rendered to us that (i) are expressly approved by a majority of our disinterested directors, (ii) are legitimately required by us and we would otherwise contract such services from a third party, and (iii) all fees and compensation to be paid to any existing stockholder or its affiliate are determined on an arm's length basis and in good faith and such fees and compensation are customarily charged by unrelated third party service providers of a similar nature.

Fair Market Value of Target Business

The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition, including any amount held in the trust account subject to the redemption rights described below although we may acquire a target business whose fair market value significantly exceeds 80% of our net assets. To this end, we may seek to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate such a business combination although we have not entered into any such arrangement and do not currently anticipate effecting such a financing arrangement. However, if we did, such arrangement would only be consummated simultaneously with the consummation of the business combination. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm that is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.

Lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, initially it is probable that we will have the ability to effect only a single business combination. Accordingly, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

Limited ability to evaluate the target business' management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business' management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that William C. Morro or Richard N. Sinkin will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Additionally, we cannot assure you that they would have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall also apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Accordingly, they will vote these shares in accordance with the majority of the shares of common stock voted by the public stockholders. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both exercise their redemption rights and vote against the business combination.

Redemption rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder's shares of common stock redeemed for cash if the stockholder votes against the business combination and the business combination is approved and completed. Our existing stockholders will not have such redemption rights with respect to the shares of common stock owned by them prior to this offering, but will have such rights with respect to shares purchased by them in the offering or aftermarket. The actual per-share redemption price will be equal to the amount in the trust account, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust account, the initial per-share redemption price would be $5.46 or $0.54 less than the per-unit offering price of $6.00. An eligible stockholder may request redemption at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. If a stockholder votes against the business combination but fails to properly exercise its redemption rights, such stockholder will not have its shares of common stock redeemed for its pro rata distribution of the trust account. Any request for redemption, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to redeem their shares who elect redemption will be distributed promptly after completion of a business combination. Public stockholders who redeem their stock for their share of the trust account still have the right to exercise any warrants they still hold. We will not complete any business combination if public stockholders, owning 20% or more of the shares sold in this offering, exercise their redemption rights.

Liquidation if no business combination

If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months after the consummation of this offering if the extension criteria described below have been satisfied, we will be dissolved and distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to this offering. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of liquidation and dissolution from our remaining assets outside of the trust account.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $5.64 or $0.36 less than the per-unit offering price of $6.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could be prior to the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than $5.64, plus interest, due to claims of creditors. William C. Morro and Dr. Richard N. Sinkin have severally agreed, pursuant to agreements with us and Granite Financial Group, that, if we liquidate prior to the consummation of a business combination, they will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account. We cannot assure you, however, that they would be able to satisfy those obligations.

If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so within 24 months following the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if the stockholders seek to redeem their respective shares for cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

•	our obligation to seek stockholder approval of a business combination may delay the completion of a transaction;

•	our obligation to redeem for cash shares of common stock held by our public stockholders to such holders that both vote against the business combination and exercise their redemption rights may reduce the resources available to us for a business combination; and

•	our outstanding warrants and option, and the potential future dilution they represent, may not be viewed favorably by certain target businesses.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our principal executive offices at 2918 Fifth Avenue South, Suite 209, San Diego, California 92103. The cost for this space is included in the $10,000 per-month fee InterAmerican Advisors, LLC will charge us for general and administrative services commencing on the effective date of this prospectus pursuant to a letter agreement between us and InterAmerican Advisors, LLC. We believe, based on rents and fees for similar services in the metropolitan area of San Diego, that the fee charged by InterAmerican Advisors, LLC is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs.

The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate, although we expect Messrs. Morro and Sinkin to each devote an average of approximately ten hours per week to our business. At such time that management locates a suitable target business, these individuals will devote additional time as is necessary. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for the target business. Additionally, our management will provide stockholders with audited financial statements, prepared in accordance with United States generally accepted accounting principles, of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. The financial statements of a potential target business will be required to be audited in accordance with United States generally accepted accounting standards. To the extent that this requirement cannot be met, we will not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, given the broad range of companies we may consummate a business combination with, we do not believe that the narrowing of the pool will be material.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Comparison to offerings of blank check companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$33,860,000 of the net offering proceeds will be deposited into a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company.	$31,104,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Investment of net proceeds	The $33,860,000 of net offering proceeds held in trust will only be invested in U.S. "government securities," defined as any Treasury Bills issued by the United States having a maturity of 180 days or less.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on Fair Value or Net Assets of Target Business	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.
Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless Granite Financial Group informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K.
No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.
The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor	We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to redeem his or her shares for his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.
A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline	A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period.
If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.
Release of funds	The proceeds held in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Management

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
William C. Morro	51	Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors
Richard N. Sinkin, Ph.D.	62	Chief Operating Officer, Secretary and Director
Richard M. Wolfson	38	Director
James Bazet	57	Director
Dr. Herminio A. Blanco Mendoza	54	Director

William C. Morro    has served as chairman of the board and chief executive officer since our inception and as our chief financial officer since December 5, 2005. Since November 2001, Mr. Morro has been a partner with the InterAmerican Group, an advisory and investment firm focusing on cross-border transactions. In October 1996, Mr. Morro founded the U.S. Merchant Bank for the Bank of Montreal Group of Companies – BMO Nesbitt Burns Equity Group (US), Inc. and was its president until October 2001. From 1991 to 1996, Mr. Morro was employed by Heller Financial, Inc., and from June 1994 to October 1996 served as president of its SBIC, Heller Investments, Inc. (HII). Mr. Morro is currently on the board of Fibrex Cordage LLC, a manufacturer of cordage products (ropes, twines, etc.), which it sells to the consumer, commercial and OEM markets in the United States and Mexico. Prior to joining HII, Mr. Morro was a principal and shareholder of the general management consulting firm, Cresap, McCormick and Paget (now owned by Towers, Perrin). Before joining Cresap, Mr. Morro worked for two years as a Development Engineer for Union Carbide Corporation and he earned a Masters degree from the Kellogg Graduate School of Management at Northwestern University. His undergraduate degree is from Dartmouth College, where he studied chemistry and engineering.

Dr. Richard N. Sinkin    has served as chief operating officer and a member of our board of directors since our inception and as our secretary since December 5, 2005. From 2000 until the present, Dr. Sinkin has acted as the managing partner of Strategies International d/b/a InterAmerican Holdings. In 2002, Dr. Sinkin officially became a partner in the InterAmerican Group, providing advisory and consulting services and equity financing to middle market companies interested in cross-border projects. In 1987 Dr. Sinkin founded InterAmerican Holdings Co., an international consulting business and predecessor to the InterAmerican Group. From June 1987 to October 2000, Dr. Sinkin was the president of Strategies International. Strategies International d/b/a InterAmerican Holdings was founded in 1987 and is the predecessor company to InterAmerican Advisors. It provides international business consulting services to companies and institutions seeking to establish a marketing or manufacturing presence in Latin America. It also assists certain non-profit organizations, such as the University of California San Diego, in the development of their international educational programs. He is a specialist in setting up offshore manufacturing operations, particularly in Mexico, where he has directed the start-up of 27 factories. Prior to forming InterAmerican, Dr. Sinkin, who holds his doctorate degree in Latin American history, was the vice president of the Institute of the Americas in La Jolla, California, a center of private and public sector collaboration on Latin American business issues. From 1982 to 1985, Dr. Sinkin was a director of Texas Bank in San Antonio, Texas. From 1981 to 1986, he was the executive director of the Latin American Studies Association. In 1979, he was appointed Senior Policy Analyst at the U.S. Department of State, Agency for International Development. From 1969 to 1986, Dr. Sinkin was a professor of Latin American history at the University of Texas at Austin. Dr. Sinkin is an elected member of the Council on Foreign Relations in New York, the Pacific Council on International Policy in Los Angeles, and the San Diego Dialogue in San Diego. He serves on the board of directors of the Immigration Museum of New Americans in San Diego, and the International Advisory Boards of two University of California

San Diego organizations: the Graduate School of International Relations and Pacific Studies and the Center for US-Mexican Studies. He received a B.A., M.A., and Ph.D. from the University of Michigan.

Richard M. Wolfson    has served as a member of our board of directors since our inception. From inception until December 5, 2005, Mr. Wolfson also served as our chief financial officer and secretary. Mr. Wolfson has been actively executing or guiding investment transactions for the bulk of his professional career. In July 2001, Mr. Wolfson joined with Mr. Morro and Dr. Sinkin (former clients) to form the InterAmerican Group. Prior to joining InterAmerican, from April 2000 to July 2001 Mr. Wolfson served as EVP of Business Development for Education Networks of America, a provider of internet services to K-12 public schools. From July 1991 to April 2000, Mr. Wolfson was a partner with the Chicago office of Baker & McKenzie, where Mr. Wolfson specialized in M&A and complex cross-border transactions for numerous public and private company clients, with a focus on Latin America and Europe. Mr. Wolfson received his undergraduate degree from Colgate University and holds a JD with distinction from Northwestern University School of Law.

James Bazet    has served as a member of our board of directors since our inception. Mr. Bazet has been the president, chief executive officer and a director of Cobra Electronics Corporation, a public company based in Chicago with offices in Hong Kong and Ireland, since 1998. Cobra designs and markets products primarily for consumer markets in North America and Europe. Under Mr. Bazet's leadership, Forbes Magazine named Cobra one of the Best 200 Small Companies in America in both 2000 and 2001. Since becoming president and chief executive officer of Cobra in 1998, Mr. Bazet has overseen global sourcing of the company's products, particularly in Asia, as well as of distribution into new markets for the company in Europe. Prior to assuming leadership of Cobra, Mr. Bazet served as chief operating officer of Ryobi America from 1994 to 1998 and as chief executive officer of Code-A-Phone Corporation from 1991 to 1994. Mr. Bazet received a B.S. degree in Finance from Nicholls State University in Louisiana.

Dr. Herminio A. Blanco Mendoza    has served as a member of our board of directors since our inception. Dr. Blanco has been the chief executive officer of Soluciones Estrategicas, an international consulting firm based in Mexico City that specializes in advising multinational clients on international trade and investment issues, since January 2002. Since April 2004, he has been a member of the Board of Directors of Banco Latino Americano de Exportaciones (listed on the NYSE as BLADEX), CYDSA (a Mexican chemical and textile manufacturing group), and BANORTE. During 2001, prior to founding Soluciones Estrategicas, Dr. Blanco advised governments and corporations on international trade issues. He served as Secretary of Commerce and Industrial Development for Mexico for the entire term of the Zedillo administration (1994 – 2000). Before 1994 he served under three presidential administrations in federal level Mexican government positions including: Chief Negotiator of NAFTA, Undersecretary of International Trade and Economic Advisor to the President. Dr. Blanco has held academic teaching positions at Rice University, Instituto Tecnológico Autónomo de México and El Colegio de México. He received his undergraduate degree (B.A. in Economics) from Instituto Tecnológico de Estudios Superiores de Monterrey and was awarded a Masters and Ph.D. in Economics from the University of Chicago.

We have fixed the number of our board of directors at six. We intend to fill the current vacancy in our board of directors by June 30, 2006. Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Dr. Herminio A. Blanco Mendoza, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Mr. Bazet and Mr. Wolfson, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Mr. Morro and Dr. Sinkin, will expire at the third annual meeting.

Executive Compensation

No executive officer has received any cash compensation for services rendered to us. Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay InterAmerican Advisors, LLC, an affiliate of Messrs. Morro, Sinkin and Wolfson, a fee of $10,000 per month for providing us with office space and certain office and secretarial services. However, this arrangement is solely for our benefit and is not intended to provide Messrs. Morro, Sinkin and Wolfson compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. No finders fees will be paid to any of our existing stockholders, or any of their affiliates, for services rendered to us prior to, in connection with or following the consummation of the business combination. In addition, we will not pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any consulting fees or other similar compensation other than the $10,000 per month administrative fee, reimbursable out-of-pocket expenses payable to our officers and directors, or in connection with bona fide services to be rendered to us that (i) are expressly approved by a majority of our disinterested directors, (ii) are legitimately required by us and we would otherwise contract such services from a third party, and (iii) all fees and compensation to be paid to any existing stockholder or its affiliate are determined on an arm's length basis and in good faith and such fees and compensation are customarily charged by unrelated third party service providers of a similar nature. However, our existing stockholders will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Such individuals may be paid consulting, management or other fees from target businesses as a result of the business combination, with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to the stockholders. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management's other affiliations, see the previous section entitled "Directors and Executive Officers."

•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•	Since our directors own shares of our common stock which will be released from escrow only if a business combination is successfully completed, and may own warrants which will expire worthless if a business combination is not consummated, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, completing a business combination timely and securing the release of their stock. Our directors and officers may purchase units in this offering or in the open market and common stock in the open market and will vote these shares in accordance with the majority of the shares of common stock voted by the public stockholders on a proposal to approve a business combination and exercise their redemption rights in connection therewith.

•	The terms of any employment or consulting arrangements of our current management with the combined company post-business combination will be determined at the time management negotiates the terms of the business combination with the target business. Since our current management will be negotiating the terms of the business combination as well as the terms of their employment or consulting arrangements, our current management may have a conflict of interest in negotiating terms favorable to the company in the acquisition agreement and at the same time negotiating terms in their employment or consulting arrangements that are favorable to them. Although management intends to fully exercise its fiduciary duty to negotiate terms in the acquisition agreement that will be in the best interests of the combined-company and its public stockholders, members of management will be negotiating terms in their employment or consulting agreements that are favorable to them.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation's line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earliest of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary obligations he might have.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock which were owned prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. Any common stock acquired by existing stockholders in this offering or in the after market will be considered part of the holdings of the public stockholders. These existing stockholders will have the same rights as other public stockholders with respect to such shares, including voting and redemption rights in connection with a potential business combination. However, they will vote such shares on a proposed business combination in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution but only with respect to those shares of common stock acquired by them prior to this offering.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view. We expect that such opinion will be included in our proxy solicitation materials furnished to our stockholders and that such independent investment banking firm will be a consenting expert.

Principal Stockholders

The following table sets forth information regarding the beneficial ownership of our common stock as of December 9, 2005, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock
			Before Offering	After Offering
William C. Morro	641,250		43.0%	8.5%
Richard N. Sinkin, Ph.D.	427,500	(2)	28.0%	5.7%
Richard M. Wolfson	75,000		5.0%	1.0%
InterAmerican Capital Partners II LLC (3)	281,250		19.0%	3.8%
James Bazet 6500 West Courtland St. Chicago, IL 60707	37,500		2.5%	0.5%
Dr. Herminio A. Blanco Mendoza Soluciones Estratégicas
Acordada 47
Col. San José Insurgentes Del. Benito Juárez 03900 México, D.F. Mexico	37,500		2.5%	0.5%
All directors and executive officers as a group (5 individuals)	1,500,000		100.0%	20.0%

(1)	Unless otherwise indicated, the business address of each of the individuals is 2918 Fifth Avenue South, Suite 209, San Diego, California 92103.

(2)	Upon filling the vacancy in our board of directors, Dr. Sinkin will transfer 37,500 shares of common stock to our new director.

(3)	InterAmerican Capital Partners II LLC is a holding company owned by William C. Morro and Dr. Richard N. Sinkin.

None of our existing stockholders, officers and directors has indicated to us that he intends to purchase units in the offering. However, InterAmerican Capital Partners II LLC, a holding company owned by William C. Morro and Dr. Richard N. Sinkin, has committed to purchase $800,000 of warrants on the forty-fifth day following the commencement of the separate trading of the securities comprising the units. Assuming these securities are not purchased, immediately after this offering, our existing stockholders, which include all of our officers and directors, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

InterAmerican Capital Partners II LLC, a holding company owned by William C. Morro (60%) and Dr. Richard N. Sinkin (40%), owns 19% of our outstanding shares of common stock. In order to meet its ongoing business needs, including its warrant purchase commitment, InterAmerican Capital Partners II LLC may elect to borrow funds or accept equity capital from its current owners or others. Although no such arrangement is currently in place or has been agreed to, the effect of such arrangement could be to transfer beneficial ownership of some percentage of our shares of common stock held by InterAmerican Capital Partners II LLC to the funding parties. However, in any such arrangement, (i) Messrs. Morro and Sinkin would retain all voting rights over our shares of common stock held by InterAmerican Capital Partners II LLC, and (ii) nothing in such arrangement would impact, shorten or otherwise affect any escrow, lockup and voting restrictions to which the shares of common stock owned by InterAmerican Capital Partners II LLC would be subject.

All of the shares of common stock outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of:

•	three years following the date of this prospectus;

•	our liquidation; and

•	the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

InterAmerican Capital Partners II LLC, an entity wholly owned by William C. Morro and Dr. Richard N. Sinkin, has committed to purchase $800,000 of warrants from us, each to purchase one share of our common stock. The price per warrant shall be equal to the quotient of (i) $800,000 and (ii) the average of the daily volume weighted average price of the warrants during the thirty trading days preceding the forty-fifth day following the commencement of the separate trading of the securities comprising the units; provided, that (A) if the average of the daily volume weighted average price of the warrants during such thirty trading day period is less than $0.40, then the average of the daily volume weighted average price of the warrants for such thirty trading day period shall be deemed to be $0.40, or (B) if the average of the daily volume weighted average price of the warrants during such thirty trading day period is greater than $0.60, then the average of the daily volume weighted average price of the warrants for such thirty trading day period shall be deemed to be $0.60. InterAmerican Capital Partners II LLC has further agreed that the warrants purchased by it pursuant to this agreement will not be sold or transferred until after we have completed a business combination. Funding of the warrant purchase commitment shall occur on the forty-fifth day after the commencement of the separate trading of the securities comprising the units. The proceeds from the sale of the warrants shall be used for operating expenses. The warrant purchase agreement also grants certain registration rights to InterAmerican Capital Partners II LLC with respect to the warrants it is committed to purchase and the shares of our common stock issuable upon exercise of the warrants. The warrants may trade separately on the 90th day after the date of this prospectus unless Granite Financial Group determines that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our securities in particular. In no event will Granite Financial Group allow separate trading of the common stock and warrants until we file a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Form 8-K. We believe that the purchases of warrants by this entity demonstrates confidence in our ultimate ability to effect a business combination because the warrants will expire worthless if we are unable to consummate a business combination.

Each of Messrs. Morro and Sinkin are deemed to be our "parent" and "promoter," as these terms are defined under the Federal securities laws.

Certain Transactions

In May 2005, we issued 1,500,000 shares of our common stock to the individuals set forth below for $15,000 in cash, at a purchase price of approximately $0.01 per share (giving retroactive effect to a 2-for-5 reverse stock split we effected in December 2005 and a reallocation of shares among our officers and directors), as follows:

Name	Number of Shares		Relationship to Us
William C. Morro	641,250		Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors
Dr. Richard N. Sinkin	427,500	(1)	Chief Operating Officer, Secretary and Director
Richard M. Wolfson	75,000		Director
InterAmerican Capital Partners II LLC	281,250		Stockholder
James Bazet	37,500		Director
Dr. Herminio A. Blanco Mendoza	37,500		Director

(1)	Upon filling the vacancy in our board of directors, Dr. Sinkin will transfer 37,500 shares of common stock to our new director.

If we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholders' collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering.

The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. In addition, these stockholders have certain "piggy-back" registration rights with respect to registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

InterAmerican Advisors, LLC, an affiliate of Messrs. Morro, Sinkin and Wolfson, has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us a small amount of office space and certain office and secretarial services in our office located in San Diego, as we may require from time to time. We have agreed to pay InterAmerican Advisors, LLC $10,000 per month for these services. Messrs. Morro, Wolfson and an affiliate of Dr. Sinkin own 3%, 3% and 94% of InterAmerican Advisors, LLC, respectively. The name of the affiliate of Dr. Sinkin is Sintrim Capital Corp., a Delaware corporation that is wholly controlled by Dr. Sinkin. Sintrim Capital Corp. is a holding company used by Dr. Sinkin to hold certain business assets. Accordingly, each will benefit from the transaction to the extent of his respective interest in InterAmerican Advisors, LLC. However, this arrangement is solely for our benefit and is not intended to provide Messrs. Morro, Sinkin and Wolfson compensation in lieu of a salary. We believe, based on rents and fees for similar services in the metropolitan area of San Diego, that the fee charged by InterAmerican Advisors, LLC is at least as favorable as we could have obtained from an unaffiliated person. However, as our directors may not be deemed "independent," we did not have the benefit of disinterested directors approving this transaction.

InterAmerican Advisors, LLC has advanced $75,000 to us as of the date of this prospectus to cover expenses related to this offering. The loan will be payable at an interest rate per annum of 6% on the earlier of May 27, 2006 or the consummation of this offering. We intend to repay this loan from the proceeds of this offering not being placed in trust.

InterAmerican Capital Partners II LLC has committed to purchase $800,000 of warrants from us, each to purchase one share of our common stock, pursuant to an amended and restated warrant purchase agreement dated as of December 5, 2005. The number of shares of common stock the warrants to be issued to InterAmerican Capital Partners II LLC will be exercisable for shall be equal to the quotient of (i) $800,000 and (ii) the average of the daily volume weighted average price of the warrants during the thirty trading days preceding the forty-fifth day following the commencement of the separate trading of the securities comprising the units; provided, that (A) if the average of the daily volume weighted average price of the warrants during such thirty trading day period is less than $0.40, then the average of the daily volume weighted average price of the warrants for such thirty trading day period shall be deemed to be $0.40, or (B) if the average of the daily volume weighted average price of the warrants during such thirty trading day period is greater than $0.60, then the average of the daily volume weighted average price of the warrants for such thirty trading day period shall be deemed to be $0.60. InterAmerican Capital Partners II LLC has further agreed that the warrants purchased by it pursuant to this agreement will not be sold or transferred until after we have completed a business combination. Funding of the warrant purchase commitment shall occur on the forty-fifth day after the commencement of the separate trading of the securities comprising the units. The proceeds from the sale of the warrants shall be used for operating expenses. The warrant purchase agreement also grants certain registration rights to InterAmerican Capital Partners II LLC with respect to the warrants it is committed to purchase and the shares of our common stock issuable upon exercise of the warrants.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

No finders fees will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to, in connection with or following the business combination. In addition, we will not pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any consulting fees or other similar compensation other than the $10,000 per month administrative fee, reimbursable out-of-pocket expenses payable to our officers and directors, or in connection with bona fide services to be rendered to us that (i) are expressly approved by a majority of our disinterested directors, (ii) are legitimately required by us and we would otherwise contract such services from a third party, and (iii) all fees and compensation to be paid to any existing stockholder or its affiliate are determined on an arm's length basis and in good faith and such fees and compensation are customarily charged by unrelated third party service providers of a similar nature.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested "independent" directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. In addition, our management will gather pricing information, estimates or fairness opinions from unaffiliated third parties with respect to similar transactions undertaken by us.

Description of Securities

General

We are authorized to issue 90,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 1,500,000 shares of common stock are outstanding, held by six stockholders of record. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and two warrants. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 90th day after the date of this prospectus unless Granite Financial Group informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our securities in particular), provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of the Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. Granite Financial Group expects to permit separate trading as soon as reasonably practicable after our filing of the Current Report on Form 8-K reflecting the closing of the exercise of the over-allotment option, if such closing occurs.

Common stock

Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of our common stock voted by our public stockholders. This voting arrangement shall also apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. However, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both exercise their redemption rights discussed below and vote against the business combination.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the offering if we are forced to liquidate.

Our stockholders have no redemption, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock redeemed for cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who redeem their stock for their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; and

•	one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

We may call the warrants for redemption (including those issuable upon exercise of the purchase option described below);

•	in whole and not in part,

•	at a price of $.01 per warrant at any time after the warrants become exercisable,

•	upon not less than 30 days' prior written notice of redemption to each warrant holder, and

•	if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We have established this criteria to provide warrant holders with a significant premium to the initial warrant exercise price. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Warrant Solicitation Fee

We have engaged Granite Financial Group, the representative of the underwriters, on a non-exclusive basis, as our agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, we have agreed to pay the representative for bona fide services rendered a commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative's services may also include disseminating information, either orally or in writing, to warrant holders about us or the market for our securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the representative upon the exercise of the warrants if:

•	the market price of the underlying shares of common stock is lower than the exercise price;

•	the holder of the warrants has not confirmed in writing that the underwriters solicited the exercise;

•	the warrants are held in a discretionary account;

•	the warrants are exercised in an unsolicited transaction; or

•	the arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

Purchase Option

We have agreed to sell to Granite Financial Group, the representative of the underwriters, an option to purchase up to a total of 300,000 units at $7.50 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $6.65 (133% of the exercise price of the warrants included in the units sold in this offering). For a more complete description of the purchase option, including the registration rights afforded to the holders of such option, see the section below entitled "Underwriting—Purchase Option."

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Shares Eligible for Future Sale

Immediately after this offering, we will have 7,500,000 shares of common stock outstanding, or 8,400,000 shares if the underwriters' over-allotment option is exercised in full. Of these shares, the 6,000,000 shares sold in this offering, or 6,900,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 1,500,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those will be eligible for sale under Rule 144 prior to May 26, 2006. Notwithstanding this, all of those 1,500,000 shares have been placed in escrow and will not be transferable for a period of three years from the date of this prospectus and will only be released prior to that date subject to certain limited exceptions, such as transfers to relatives and trusts for estate planning purposes and upon death, while in each case remaining subject to the escrow agreement, and will only be released prior to that date if we are forced to liquidate, in which case the shares will be cancelled, or if we were to consummate a transaction after the consummation of a business combination which results in all the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 75,000 shares immediately after this offering (or 84,000 if the underwriters exercise their over-allotment option); and

•	if the common stock is listed on a national securities exchange or on The Nasdaq Stock Market, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, act as "underwriters" under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights

The holders of our 1,500,000 issued and outstanding shares of common stock on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to two demands that we register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. In addition, these stockholders have certain "piggy-back" registration rights with respect to registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Granite Financial Group is acting as representative, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units
Granite Financial Group, LLC

Total

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

State Blue Sky Information

We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York and Rhode Island. In New York, we have relied on an exemption from the dealer registration requirement for transactions between an issuer and an underwriter involving a firm-commitment underwritten offering. In Hawaii, we have relied on an exemption from the state registration requirement for a security for which a registration statement has been filed under the Securities Act of 1933, although no sales in the state may be made until the registration statement has become effective. In the other states, we have applied to have the units registered for sale and will not sell the units in these states until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho and Oregon may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an "institutional investor" varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

Under the National Securities Markets Improvement Act of 1996, the states and territories of the United States are preempted from regulating the resale by shareholders of the units, from and after the date of this prospectus, and the common stock and warrants comprising the units, once they become separately transferable, because we will file periodic and annual reports under the Securities Exchange Act of 1934. However, states are permitted to require notice filings and collect fees with regard to these transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, the following states do not presently require any notice filings or fee payments and permit the resale by shareholders of the units, and the common stock and warrants comprising the units, once they become separately transferable:

•	Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Indiana, Idaho, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Mexico, New Jersey, New York, North Carolina, Oklahoma, Pennsylvania, Rhode Island, South Dakota, Utah, Virginia, Washington, West Virginia, Wisconsin and Wyoming.

Additionally, the following states permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been made and fees paid:

•	The District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Ohio, Oregon, Puerto Rico, South Carolina, Tennessee, Texas and Vermont.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute, rule or regulation relating to the National Securities Markets Improvement Act adopts such a statute, rule or regulation in the future requiring a filing or fee or if any state amends its existing statutes, rules or regulations with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

Under the National Securities Markets Improvement Act, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

Aside from the exemption from registration provided by the National Securities Markets Improvement Act, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, may be eligible for sale on a secondary market basis in various states based on the availability of another applicable exemption from state registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $         per unit and the dealers may reallow a concession not in excess of $         per unit to other dealers.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have granted to the representative of the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 900,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The representative of the underwriters may exercise the over-allotment option if the underwriters sell more units than the total number set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the representative of the underwriters of its over-allotment option.

	Per unit	Without option	With option
Public offering price	$6.00	$36,000,000	$41,400,000
Discount payable on closing(1)	$0.18	$1,080,000	$1,242,000
Discount payable upon consummation of a business combination(1)	$0.18	$1,080,000	$1,242,000
Non-accountable Expense Allowance	$0.06	$360,000	$360,000
Proceeds before expenses(2)	$5.58	$33,480,000	$38,556,000

(1)	The underwriters are entitled to receive a fee equal to 6% ($0.36 per unit) of each unit sold in the offering and a non-accountable expense allowance equal to 1% ($0.06 per unit) of each unit sold in the offering. However, the underwriters have agreed to defer a portion of their underwriting fees in an amount equal to 3% of the gross proceeds of this offering, or $0.18 per unit ($1,080,000 in total, or $1,242,000 if the over-allotment option is exercised), until the consummation of a business combination. Upon the consummation of a business combination, we will pay such deferred fees out of the proceeds of this offering held in trust. If we do not consummate a business combination, then these fees shall not be paid to the underwriters and such amount shall remain in the trust account available to the stockholders upon a liquidation.

(2)	The offering expenses are estimated at $400,000 and, to the extent that such expenses exceed this amount, Granite Financial Group has agreed to reduce its non-accountable expense allowance dollar for dollar.

Purchase Option

We have agreed to sell to the representative, for $100, an option to purchase up to a total of 300,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $6.65 (133% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $7.50 per unit (125% of the unit price), and may be exercised on a cashless basis, commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring four years from the date of this prospectus. The option and the 300,000 units, the 300,000 shares of common stock and the 600,000 warrants underlying such units, and the 600,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and "piggy back" rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

The sale of the option will be accounted for as a cost attributable to the proposed offering. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have estimated, based upon a Black Scholes model, that the fair value of the option on the date of sale would be approximately $673,268, using an expected life of four years, volatility of 50.8%, and a risk-free rate of 4.4%. However, because our units do not have a trading history, the volatility assumption is based on information currently available to management. The volatility estimate is derived using a peer group of 20 diverse, publicly traded manufacturing companies with market capitalizations between $100 million and $300 million. We believe the volatility index calculated from these companies is a reasonable benchmark to use in estimating the expected volatility of our units. Although an expected life of four years was used in the calculation, if we do not consummate a business combination within the prescribed time period and we liquidate, the option will become worthless.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our securities, so long as stabilizing bids do not exceed the offering price of $6.00.

•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•	Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the unit originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

The restricted period under Regulation M for this offering will have ended when all of the units have been distributed and after any over-allotment and stabilization arrangements and trading restrictions in connection with the offering have been terminated.

Other Terms

Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm's length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the date of this prospectus.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

Legal Matters

The validity of the securities offered in this prospectus is being passed upon for us by Kramer Levin Naftalis & Frankel LLP, New York, New York. Loeb & Loeb LLP, New York, New York, is acting as counsel for the underwriters in this offering.

Experts

The financial statements included in this prospectus and in the registration statement have been audited by Goldstein Golub Kessler LLP, independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Goldstein Golub Kessler LLP are included in reliance upon their report given upon the authority of Goldstein Golub Kessler LLP as experts in auditing and accounting.

Where You Can Find Additional Information

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

InterAmerican Acquisition Group Inc.
(a development stage enterprise)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
InterAmerican Acquisition Group Inc.

We have audited the accompanying balance sheet of InterAmerican Acquisition Group Inc. (a corporation in the development stage) as of September 30, 2005, and the related statements of operations, stockholders' equity and cash flows for the period from May 10, 2005 (inception) to September 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of InterAmerican Acquisition Group Inc. as of September 30, 2005, and the results of its operations and its cash flows for the period from May 10, 2005 (inception) to September 30, 2005 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming InterAmerican Acquisition Group Inc. will continue as a going concern. The Company has a net loss, working capital deficiency and has no operations. This raises substantial doubt about the Company's ability to continue as a going concern. As discussed in Note 2, the Company is in the process of raising capital through a Proposed Offering. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Goldstein Golub Kessler LLP

Goldstein Golub Kessler LLP
New York, New York

October 18, 2005, except for the seventh paragraph of Note 1, as to which the date is December 7, 2005

InterAmerican Acquisition Group Inc.
(a corporation in the development stage)

Balance Sheet

September 30, 2005
ASSETS
Current assets: Cash	$9,236
Total current assets	9,236
Other Assets, Deferred offering costs	328,375
Total assets	$337,611
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable & accrued expenses	$255,478
Note payable, InterAmerican Advisors, LLC	75,000
Total liabilities	330,478
Commitments
Stockholders' equity
Preferred stock, $.0001 par value Authorized 1,000,000 shares; none issued
Common stock, $.0001 par value Authorized 90,000,000 shares Issued and outstanding 1,500,000 shares	150
Additional paid-in capital	14,850
Deficit accumulated during the development stage	(7,867)
Total stockholders' equity	7,133
Total liabilities and stockholders' equity	$337,611

See Notes to Financial Statements.

InterAmerican Acquisition Group Inc.
(a corporation in the development stage)

Statement of Operations

For the period May 10, 2005 (inception) to September 30, 2005
Revenues
Revenues from operations	$0
Expenses
Formation costs	$4,775
Other expenses	1,539
Interest expense	1,553
Total expenses	7,867
Net loss for the period	$(7,867)
Weighted average shares outstanding	1,500,000
Net loss per share	$(0.005)

See Notes to Financial Statements.

InterAmerican Acquisition Group Inc.
(a corporation in the development stage)

Statement of Stockholders' Equity

For the period May 10, 2005 (inception) to September 30, 2005

	Common Stock		Addition paid-in capital	Deficit Accumulated During the Development Stage	Stockholders' Equity
	Shares	Amount
Common shares issued May 26, 2005 at $.004 per share	1,500,000	$150	$14,850	—	$15,000
Net loss	—	—	—	$(7,867)	$(7,867)
Balance at September 30, 2005	1,500,000	$150	$14,850	$(7,867)	$7,133

See Notes to Financial Statements.

InterAmerican Acquisition Group Inc.
(a corporation in the development stage)

Statement of Cash Flows

For the period May 10, 2005 (inception) to September 30, 2005
Cash flow from operating activities
Net loss	$(7,867)
Increase in accounts payable and accrued expenses	6,328
Net cash used in operating activities	(1,539)
Cash flows from financing activities
Proceeds from note payable, InterAmerican Advisors, LLC	75,000
Payment of costs of proposed public offering	(79,225)
Proceeds from sale of shares of common stock	15,000
Net cash provided by financing activities	10,775
Net increase in cash and cash at end of period	$9,236
Supplemental schedule of non-cash financing activities:
Accrual of deferred offfering costs	$249,150

See Notes to Financial Statements.

InterAmerican Acquisition Group Inc.
(a corporation in the development stage)

Notes to Financial Statements

1.     Organization, Business Operations and Significant Accounting Policies

InterAmerican Acquisition Group Inc. (the "Company") was incorporated in Delaware on May 10, 2005 as a blank check company whose objective is to acquire an operating business.

At September 30, 2005, the Company had not yet commenced any operations. All activity through September 30, 2005 relates to the Company's formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

The Company's ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 6,000,000 units ("Units") which is discussed in Note 2 ("Proposed Offering"). The Company's management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination with an operating business ("Business Combination"). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that at least $5.64 per Unit sold in the Proposed Offering (including $0.18 per unit representing a portion of the underwriting discount to be deposited by the underwriters in the trust account, which will be forfeited if a business combination is not consummated) will be held in a trust account ("Trust Account") and invested in government securities until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. The Company's executive officers have severally agreed that they will be personally liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered contracted for or products sold to the Company. However, there can be no assurance that the directors will be able to satisfy those obligations. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their redemption rights described below, the Business Combination will not be consummated. All of the Company's stockholders prior to the Proposed Offering, including all of the officers and directors of the Company ("Initial Stockholders"), have agreed to vote their 1,500,000 founding shares of common stock (as well as any shares included in units purchased in the Proposed Offering or in the aftermarket) in accordance with the vote of the majority in interest of all other stockholders of the Company ("Public Stockholders") with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company redeem his or her shares. The per share redemption price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek redemption of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

The Company's Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 2).

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

On December 7, 2005, the Company effected a 2-for-5 reverse stock split of its shares of common stock. All references in the accompanying financial statements to the number of shares of common stock and loss per share have been retroactively restated to reflect this transaction.

The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating approximately $2,675. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at September 30, 2005.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

Accounts payable and accrued expenses consist principally of costs incurred in relation to the Proposed Offering.

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period after giving effect to the reverse stock split.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

2.    Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale up to 6,000,000 Units at a proposed offering price of $6.00 per Unit (plus up to an additional 900,000 units solely to cover over-allotments, if any). Each Unit consists of one share of the Company's common stock and two Redeemable Common Stock Purchase Warrants ("Warrants"). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a Business Combination and one year from the effective date of the Proposed Offering and expiring four years from the effective date of the Proposed Offering. The Company may redeem the Warrants at a price of $.01 per Warrant upon 30 days' notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. The Company will pay the underwriters in the Proposed Offering an underwriting discount of 6% of the gross proceeds of the proposed offering and a non-accountable expense allowance of 1% of the gross proceeds.

The Company will also issue an option, for $100, to the representative of the underwriters in the Proposed Offering ("Representative") to purchase 300,000 Units at an exercise price of $7.50 per Unit. The option may be exercised for cash or on a "cashless" basis, at the holder's option, such that the holder may use the appreciated value of the option (the difference between the exercise prices of the option and the underlying warrants and the market price of the units and underlying securities) to exercise the option without the payment of any cash. The Warrants underlying such Units will be exercisable at $6.65 per share. The sale of the option will be accounted for as a cost attributable to the proposed offering. Accordingly, there will be no net impact on the Company's financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company has estimated, based upon a Black Scholes model, that the fair value of the option on the date of sale would be approximately $673,268, using an expected life of four years, volatility of 50.8%, and a risk-free rate of 4.4%. However, because the Units do not have a trading history, the volatility assumption is based on information currently available to Company's management. The volatility estimate is derived using a peer group of twenty diverse, publicly traded manufacturing companies with market capitalizations between $100 million and $300 million. The Company believes the volatility index calculated from these companies is a reasonable benchmark to use in estimating the expected volatility of the Units. Although an expected life of four years was used in the calculation, if the Company does not consummate a business combination within the prescribed time period and it liquidates, the option will become worthless.

3.    Deferred Offering Costs

Deferred offering costs consist of legal, underwriting, accounting and other fees incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to stockholders' equity upon the receipt of the capital raised.

4.    Accrued Expenses

Accrued expenses consist of:

Amounts due to officers for offering related expenses	$44,464
Other amounts due for offering related expenses	204,686
Other	6,328
$255,478

5.    Note Payable, InterAmerican Advisors, LLC

The Company issued a $75,000 unsecured promissory note to InterAmerican Advisors, LLC, an affiliate of certain of its Initial Stockholders, on May 27, 2005. The note bears interest at the rate of 6% per annum and is payable on the earlier of May 27, 2006 or the consummation of the Proposed Offering. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount. Interest expense incurred on this note amounted to $1,553 for the period ended September 30, 2005.

6.     Commitments and Related Party Transactions

The Company presently occupies office space provided by an affiliate of several of the Initial Stockholders. Such affiliate has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $10,000 per month for such services commencing on the effective date of the Proposed Offering.

Pursuant to letter agreements dated June 3, 2005 with the Company and the Representative, the Initial Stockholders have waived their right to receive distributions with respect to their founding shares upon the Company's liquidation.

InterAmerican Capital Partners II LLC, an entity wholly owned by certain of the Company's executive officers, has committed to purchase $800,000 of warrants from us, each to purchase one share of the Company's common stock. The number of shares of common stock the warrants to be issued to InterAmerican Capital Partners II LLC will be exercisable for shall be equal to the quotient of (i) $800,000 and (ii) the average of the daily volume weighted average price of the warrants during the thirty trading days preceding the forty-fifth day following the commencement of the separate trading of the securities comprising the units; provided, that (A) if the average of the daily volume weighted average price of the warrants during such thirty trading day period is less than $0.40, then the average of the daily volume weighted average price of the warrants for such thirty trading day period shall be deemed to be $0.40, or (B) if the average of the daily volume weighted average price of the warrants during such thirty trading day period is greater than $0.60, then the average of the daily volume weighted average price of the warrants for such thirty trading day period shall be deemed to be $0.60. InterAmerican Capital Partners II LLC has further agreed that the warrants purchased by it pursuant to this agreement will not be sold or transferred until after the Company has completed a business combination. Funding of the warrant purchase commitment shall occur on the forty-fifth day after the commencement of the separate trading of the securities comprising the units. The proceeds from the sale of the warrants shall be used for operating expenses. The warrant purchase agreement also grants certain registration rights to InterAmerican Capital Partners II LLC with respect to the warrants it is committed to purchase and the shares of our common stock issuable upon exercise of the warrants.

The Initial Stockholders will be entitled to registration rights with respect to their founding shares pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of the majority of these shares are entitled to make up to two demands that the Company register these shares at any time commencing three months prior to the third anniversary of the effective date of the Proposed Offering. In addition, the Initial Stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the third anniversary of the effective date of the Proposed Offering.

7.     Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

Until                             , 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$36,000,000

InterAmerican Acquisition Group Inc.

6,000,000 Units

PROSPECTUS

Granite Financial Group, LLC

                        , 2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the Representative's non-accountable expense allowance) will be as follows:

Initial Trustees' fee	$1,000.00	(1)
SEC Registration Fee	34,321.33
NASD filing fee	29,910.01
Accounting fees and expenses	29,000.00
Printing and engraving expenses	50,000.00
Directors & Officers liability insurance premiums	150,000.00	(2)
Legal fees and expenses	200,000.00
Blue sky services and expenses	50,000.00
Miscellaneous	135,768.66	(3)
Total	$680,000.00

(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant's common stock, $2,400 for acting as warrant agent for the registrant's warrants and $1,800 for acting as escrow agent.

(2)	This amount represents the approximate amount of Director and Officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.

(3)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.    Indemnification of Directors and Officers.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

"Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)    A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

(b)    A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)    To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

(d)    Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)    Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

(g)    A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)    For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)    For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

(j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)    The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our certificate of incorporation provides:

"The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby."

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.    Recent Sales of Unregistered Securities.

(a)    During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares(1)
William C. Morro	641,250
Richard N. Sinkin, Ph.D.	427,500	(2)
Richard M. Wolfson	75,000
InterAmerican Capital Partners II LLC	281,250
James Bazet	37,500
Dr. Herminio A. Blanco Mendoza	37,500

(1)	Reflects a 2-for-5 reverse stock split effected in December 2005 and a reallocation of shares among the stockholders.

(2)	Upon filling the vacancy in our board of directors, Dr. Sinkin will transfer 37,500 shares of common stock to our new director.

Such shares were issued on May 26, 2005 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, accredited, wealthy individuals and/or entities. The shares issued to the individuals above were sold for an aggregate offering price of $15,000 at an average purchase price of approximately $0.01 per share (on a post-split basis). No underwriting discounts or commissions were paid with respect to such sales.

On December 5, 2005, InterAmerican Capital Partners II LLC committed to purchase $800,000 of warrants from us, each warrant to purchase one share of our common stock, pursuant to an amended and restated warrant purchase agreement dated as of December 5, 2005. The price per warrant is equal to the quotient of (i) $800,000 and (ii) the average of the daily volume weighted average price of the warrants during the thirty trading days preceding the forty-fifth day following the commencement of the separate trading of the securities comprising the units. If the average of the daily volume weighted average price of the warrants during such thirty trading day period is less than $0.40, then the average of the daily volume weighted average price of the warrants for such thirty trading day period shall be deemed to be $0.40. If the average of the daily volume weighted average price of the warrants during such thirty trading day period is greater than $0.60, then the average of the daily volume weighted average price of the warrants for such thirty day period shall be deemed to be $0.60. InterAmerican Capital Partners II LLC has further agreed that the warrants purchased by it pursuant to the warrant purchase agreement will not be sold or transferred until after we have completed a business combination. Funding of the warrant purchase commitment shall occur on the forty-fifth day after the commencement of the separate trading of the securities comprising the units. The warrant purchase agreement also grants certain registration rights to InterAmerican Capital Partners II LLC with respect to the warrants it is committed to purchase and the shares of our common stock issuable upon exercise of the warrants.

The offer, issuance and sale of the warrants to InterAmerican Capital Partners II LLC is exempt from registration pursuant to Section 4(2) of the Securities Act as the warrants were sold privately to an accredited investor. The warrant offer was made by us only to InterAmerican Capital Partners II LLC, an entity owned by our executive officers. We did not, nor have any of our affiliates, nor any person acting on our or their behalf, engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer, issuance or sale of any of the warrants. No underwriting discounts or commissions were paid with respect to such sale.

Item 16.    Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.
1.2	Form of Selected Dealers Agreement.
3.1	Certificate of Incorporation.*
3.2	Certificate of Amendment to Certificate of Incorporation.
3.3	By-laws.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Unit Purchase Option to be granted to Representative.*
4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
4.6	Form of Warrant Certificate for InterAmerican Capital Partners II LLC*
5.1	Opinion of Kramer Levin Naftalis & Frankel LLP.*
10.1	Letter Agreement among the Registrant, Granite Financial Group, LLC and William C. Morro.
10.2	Letter Agreement among the Registrant, Granite Financial Group, LLC and Dr. Richard N. Sinkin.
10.3	Letter Agreement among the Registrant, Granite Financial Group, LLC and Richard M. Wolfson.
10.4	Letter Agreement among the Registrant, Granite Financial Group, LLC and James Bazet.*
10.5	Letter Agreement among the Registrant, Granite Financial Group, LLC and Dr. Herminio A. Blanco Mendoza.*
10.6	Letter Agreement among the Registrant, Granite Financial Group, LLC and InterAmerican Capital Partners II LLC.*
10.7	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.8	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.
10.9	Form of Letter Agreement between InterAmerican Advisors, LLC and the Registrant regarding administrative support.*
10.10	Promissory Note, dated May 28, 2005, issued to InterAmerican Advisors, LLC.*
10.11	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.

Exhibit No.	Description
10.12	Amended and Restated Warrant Purchase Agreement between the Registrant and InterAmerican Capital Partners II LLC.
23.1	Consent of Goldstein Golub Kessler LLP.
23.2	Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5.1).*
24	Power of Attorney.*

* Previously filed

Item 17.    Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 5 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 9th day of December, 2005.

INTERAMERICAN ACQUISITION GROUP INC.

By:	/s/ William C. Morro William C. Morro Chief Executive Officer (Principal Executive Officer and Principal Accounting and Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ William C. Morro	Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors (Principal Executive Officer and Principal Accounting and Financial Officer)	December 9, 2005

William C. Morro

/s/ Richard N. Sinkin*	Chief Operating Officer, Secretary and Director	December 9, 2005

Richard N. Sinkin, Ph.D.

/s/ Richard M. Wolfson*	Director	December 9, 2005

Richard M. Wolfson

/s/ James Bazet*	Director	December 9, 2005

James Bazet

/s/ Herminio A. Blanco Mendoza*	Director	December 9, 2005

Dr. Herminio A. Blanco Mendoza

*    By William C. Morro, Power of Attorney

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.
1.2	Form of Selected Dealers Agreement.
3.1	Certificate of Incorporation.*
3.2	Certificate of Amendment to Certificate of Incorporation.
3.3	By-laws.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Unit Purchase Option to be granted to Representative.*
4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
4.6	Form of Warrant Certificate for InterAmerican Capital Partners II LLC.*
5.1	Opinion of Kramer Levin Naftalis & Frankel LLP.*
10.1	Letter Agreement among the Registrant, Granite Financial Group, LLC and William C. Morro.
10.2	Letter Agreement among the Registrant, Granite Financial Group, LLC and Dr. Richard N. Sinkin.
10.3	Letter Agreement among the Registrant, Granite Financial Group, LLC and Richard M. Wolfson.
10.4	Letter Agreement among the Registrant, Granite Financial Group, LLC and James Bazet.*
10.5	Letter Agreement among the Registrant, Granite Financial Group, LLC and Dr. Herminio A. Blanco Mendoza.*
10.6	Letter Agreement among the Registrant, Granite Financial Group, LLC and InterAmerican Capital Partners II LLC.*
10.7	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.8	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.
10.9	Form of Letter Agreement between InterAmerican Advisors, LLC and the Registrant regarding administrative support.*
10.10	Promissory Note, dated May 28, 2005, issued to InterAmerican Advisors, LLC.*
10.11	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.
10.12	Amended and Restated Warrant Purchase Agreement between the Registrant and InterAmerican Capital Partners II LLC.
23.1	Consent of Goldstein Golub Kessler LLP.
23.2	Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5.1).*
24	Power of Attorney.*

* Previously filed